PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No.: 333-204995

$50,000,000

JM Global Holding Company

5,000,000 Units

JM Global Holding Company is a recently formed blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. While we currently intend to consummate our initial business combination with a target business in the consumer products industry in the United States, we are not limited to a particular industry or geographic region.

This is an initial public offering of our securities. We are offering 5,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder thereof to purchase one-half of one share of common stock at an exercise price of $5.75 per half share, subject to adjustment as described in this prospectus. Warrants may be exercised only for a whole number of ordinary shares. No fractional shares will be issued upon exercise of the warrants. The warrants will become exercisable on the later of 30 days after the consummation of our initial business combination or 12 months from the completion of this offering, and will expire five years after the consummation of our initial business combination or earlier upon redemption of our common stock or our liquidation, as described in this prospectus. We have also granted Cantor Fitzgerald & Co., the underwriter, a 45-day option to purchase up to an additional 750,000 units to cover overallotments, if any.

We have 24 months from the completion of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within 24 months, we will distribute the aggregate amount then on deposit in the trust account, pro rata, to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein.

Currently, there is no public market for our units, common stock and warrants. Our units have been approved for listing on Nasdaq under the symbol “WYIGU” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald & Co. informs us of its decision to allow earlier separate trading, in each case subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate the common stock and warrants will be listed on Nasdaq under the symbols “WYIG” and “WYIGW,” respectively. (Continued on inside front cover)

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 18 of this prospectus. Investors will not be entitled to protections normally afforded to investors in offerings conducted pursuant to Rule 419 under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$50,000,000
Underwriting discount(1)	$0.25	$1,250,000
Proceeds to us (before expenses)	$9.75	$48,750,000

____________

(1)      Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriter in this offering.

The underwriter is offering the units on a firm commitment basis. Cantor Fitzgerald & Co. expects to deliver the units against payment in New York, New York on or about July 29, 2015.

Cantor Fitzgerald & Co.

The date of this prospectus is July 23, 2015

(Continued from front cover)

Of the proceeds we receive from this offering and a simultaneous private placement of units described below and in this prospectus, $50 million ($10.00 per share), or $57.5 million ($10.00 per share) if the underwriter exercises its overallotment option in full, will be deposited into a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee, and such amounts will be available to fund an initial business combination. Except for interest income earned on the trust account balance, which may be released to us for working capital purposes and to pay any taxes or dissolution expenses, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), subject to applicable law as set forth in this prospectus; or (iii) otherwise upon our liquidation or if our management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of holders of the common stock sold as part of the units in this offering, which we refer to as our public stockholders.

We will provide holders of the common stock sold as part of the units in this offering, or our public stockholders, with the opportunity to redeem their shares of our common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the trust account and not previously released to us, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described in the section titled “Proposed Business” and any limitations (including cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. If we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account and not previously released to us, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Zhong Hui Holding Limited, which is an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full), at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. These placement units and their component securities are substantially identical to the securities being offered in this offering and are subject to lockup provisions described in this prospectus.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase)

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 18 and our financial statements and notes thereto that appear elsewhere in this prospectus. Unless otherwise stated in this prospectus, all the information in this prospectus assumes that the underwriter will not exercise its overallotment option.

As used in this prospectus:

•         references to “we,” “us,” “company” or “our company” refer to JM Global Holding Company;

•         references to our “sponsor” refer to Zhong Hui Holding Limited, a Republic of Seychelles registered company. The sole director, officer and shareholder of our sponsor is the Chairman of our Board of Directors;

•         references to “initial holders” or “initial stockholders” are to our officers, directors and to our sponsor, which is also purchasing placement units in the private placement;

•         references to “founder shares” are to 1,504,688 shares of our common stock sold by us to our sponsor, which includes an aggregate of 192,188 founder shares that are subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter;

•         references to our “management” or our “management team” refer to our officers and certain of our directors;

•         references to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•         references to “public stockholders” refer to the holders of our public shares, which may include our initial holders and members of our management team if and to the extent they purchase public shares, provided that any such holder’s status as a “public stockholder” shall only exist with respect to such public shares;

•         references to “private placement” refer to the private placement of 250,000 units (or 268,750 in the event the overallotment option is exercised in full) being purchased by our sponsor which will occur simultaneously with the completion of this offering, at a purchase price of $10.00 per unit for a total purchase price of $2.5 million (or $2,687,500 in the event the overallotment option is exercised in full);

•         references to “placement units” are to the 250,000 units (or 268,750 in the event the overallotment option is exercised in full) being purchased separately by our sponsor in the private placement, each placement unit consisting of one placement share and one warrant to purchase one half of one placement share;

•         references to “placement shares” are to an aggregate of 250,000 shares of our common stock (or 268,750 in the event the overallotment option is exercised in full) included within the placement units being purchased separately by our sponsor in the private placement; and

•         references to “placement warrants” are to warrants to purchase an aggregate of 125,000 shares of our common stock (or 134,375 in the event the overallotment option is exercised in full) included within the placement units being purchased separately by our sponsor in the private placement.

General

We are a blank check company formed in April 2015 that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

For our initial business combination we intend to focus on industries that complement our management team’s background, focusing on the consumer products sector in the United States (which may include a business based in the United States which has distribution opportunities outside the United States). Consumer Products include goods and services that are bought for personal and household use and intended for direct use or consumption. We will tend to focus on established products that have a long history of consumer demand, are used frequently and must be replaced as opposed to durable items that people keep for a long time, such as cars and furniture. These type of products and segments are also easier to manage and operationally forecast, of which our management team and directors again have much experience with.

We will seek to acquire established consumer product branded businesses that we believe are fundamentally sound but potentially in need of financial, operational, strategic or managerial redirection to maximize value. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

Our acquisition and value creation strategy will be to identify, acquire, and after our initial business combination, to build, a diversified consumer products branded company. We will focus on consumer companies that distribute a broad range of products for various customers and end use markets in either multiple channels, (a few examples are selling these products through retail stores, purchasing online or via a direct selling experience) but also might be limited in geography. We believe our management team has prior and current experience and access to sales channels and consumer markets outside the United States as well that could be helpful in a consumer product business combination.

Although our focus and efforts will be to acquire a consumer product business we are not, however, required to complete our initial business combination with a consumer products business and, as a result, we may pursue a business combination outside of that industry.

As described more fully under the section titled “Management”), we will seek to capitalize on the significant consumer products experience and contacts of Qi (Jacky) Zhang, the Chairman of our Board of Directors, Tim Richerson, our Chief Executive Officer, Chief Financial Officer and a director, and the financial expertise of Peter Nathanial, our President and a director, to identify, evaluate, acquire and operate a target business. If we elect to pursue an investment outside of the consumer products industry, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that industry might not be relevant to an understanding of the business that we elect to acquire.

We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network of contacts, and its investing and operating experience, do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are involved with other businesses. We estimate that our officers will dedicate an average of 15 to 20 hours per week to our affairs. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, and that is reasonably acceptable to Cantor Fitzgerald, with respect to fair market value and that such an initial business combination is fair to our stockholders from a financial point of view. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest). In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, initial holders, officers or directors, nor are we prohibited from partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor, in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with our sponsor, one of our initial holders or any of their respective affiliates in our pursuit of an initial business combination, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA and reasonably acceptable to Cantor Fitzgerald with respect to fair market value that the business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our existing officers and directors have agreed (and future officers and directors will be required to agree) not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination, failed to complete our initial business combination within 24 months from the completion of this offering or liquidated prior to the end of such 24 month period.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase).

Upon completion of this offering, holders of founder shares and purchasers of placement units will own shares equal to 23.8% of our issued and outstanding shares of common stock, or 23.6% if the underwriter exercises its overallotment option in full (or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option). They will also own warrants equal to 39% of our issued and outstanding warrants (assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option). Accordingly, these parties may exert a substantial and decisive influence on actions requiring a stockholder or warrantholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation (which must be approved by at least 90% of our issued and outstanding shares of common stock) and amendments to our warrants (which must be approved by at least 90% of the then outstanding warrants), as well as in approving an initial business combination.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the JOBS Act) and expect that we will remain such for up to five years. However, if our non-convertible debt issued within a three year period or revenues exceed $1 billion, or the market value of our common stock that is held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, for complying with new or revised accounting standards.

We have agreed to sell to Cantor Fitzgerald (and/or its designees), for $100, an option to purchase up to a total of 400,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,000,000) upon the closing of this offering. Since the option is not exercisable until the earliest on the closing of our initial business combination, the option will effectively represent the right to purchase up to 400,000 shares of common stock and 400,000 warrants to purchase 200,000 shares at $11.50 per full share for an aggregate maximum amount of $6,300,000.

Our executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445 and our telephone number is (561) 900-3672.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also, among other things, the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section “Risk Factors” beginning on page 18 of this prospectus.

Securities offered	5,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

•    one warrant. Each warrant offered in this offering is exercisable to purchase one-half of one share of common stock. Warrants may be exercised only for a whole number of shares or common stock. No fractional shares will be issued upon exercise of the warrants.

We structured each warrant to be exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share, as compared to warrants issued by some other similar companies which are exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. However, this unit structure may cause our units to be worth less than if they included a warrant to purchase one full share.

NASDAQ Capital Market symbols	Units: “WYIGU” Common Stock: “WYIG” Warrants: “WYIGW”

Trading commencement and separation of common stock and warrants

We anticipate the units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald informs us of its decision to allow earlier separate trading, subject, in each case, to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will our common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds from this offering. We will file the Current Report on Form 8-K promptly after the completion of this offering, which we anticipate will take place three business days from the date the units commence trading. If the underwriter exercises its overallotment option following the initial filing of such Current Report, we will file a second or amended Current Report to provide updated financial information reflecting that exercise.

Units:

Number of units outstanding before this offering	0

Number of units to be sold simultaneously with this offering in the private placement	250,000(1)

Number of units to be outstanding after this offering and the private placement	5,250,000(1)

Common stock:

Number of shares outstanding before this offering	1,504,688(2)

Number of shares outstanding after this offering and private placement	6,562,500(3)(4)

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants outstanding after this offering and private placement	5,250,000(4)(5)

____________

(1)      Assumes no exercise of the overallotment option and no purchase of an additional 18,750 placement units.

(2)      Includes an aggregate of 192,188 founder shares that are subject to forfeiture by our sponsor to the extent that the overallotment option is not exercised by the underwriter.

(3)      Includes all founder shares in an amount equal to 20% of the aggregate of (a) the public shares outstanding after this offering, and (b) the founder shares plus (c) the placement shares. Further assumes that the underwriter’s overallotment option will expire without exercise and that, accordingly, 192,188 founder shares have been forfeited. The founder shares are subject to transfer restrictions. See “Prospectus Summary — Transfer restrictions on founder shares.”

(4)      Assumes no exercise of the underwriter’s overallotment option and the resulting forfeiture by our sponsor of an aggregate of 192,188 founder shares as described in notes (2) and (3).

(5)      Includes 250,000 placement warrants included in the placement units, and assumes no exercise of the underwriter’s overallotment option.

Exercisability	Each warrant offered in this offering is exercisable to purchase one half of one share of our common stock.

Exercise price

$5.75 per half share, subject to adjustment as described in this prospectus. Warrants may be exercised only for a whole number of shares or common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the consummation of our initial business combination, or

• 12 months from the completion of this offering;

provided that no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the end of 90 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and the date on which all of the warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our initial business combination or earlier upon our failure to consummate a business combination within 24 months of completion of the offering (excluding any exercise of the underwriter’s overallotment option) or redemption as provided below. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants

Once the warrants become exercisable, we may redeem the outstanding warrants (except as set forth in this prospectus with respect to the placement warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cantor Fitzgerald and/or its designees):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption, or the 30-day redemption period; and

•    if, and only if, the last sale price of our common stock (or the closing bid price of our common stock in the event the shares of common stock are not traded on any specific trading day) equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. None of the placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a ‘‘cashless basis’’ will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

Founder shares

In April 2015, our sponsor purchased an aggregate of 1,504,688 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. In June 2015, our sponsor transferred 164,063 founder shares to each of Tim Richerson, our Chief Executive Officer, and Peter Nathanial, our President, as well as 3,000 founder shares to each of Messrs. Jetta and Qu, our independent directors.

The founder shares include an aggregate of 192,188 shares subject to forfeiture by our sponsor to the extent that the underwriter does not exercise its overallotment option so that holders of founder shares will own in the aggregate a number of founder shares equal to 20% of the aggregate of our founder shares, our private placement shares and our issued and outstanding public shares after this offering.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to transfer restrictions, as described in more detail below, and

•    the initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares in connection with the consummation of a business combination and (ii) with respect to their founder shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares they may purchase in this offering in connection with the consummation of a business combination.

If we submit our initial business combination to our public stockholders for a vote, our sponsor and the other initial holders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination.

Transfer restrictions on founder shares

The initial holders have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees, as described under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)” (i) for one year following our initial business combination or (ii) earlier, if the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period at least 150 days following the consummation of our initial business combination, or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of our board of directors or management team in which the company is the surviving entity.

Placement Units

Our sponsor, Zhong Hui Holding Limited, which is an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full), at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. These placement units and their component securities are substantially identical to the securities being offered in this offering and are subject to lockup provisions described in this prospectus.

The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their placement shares in connection with the consummation of a business combination and (ii) with respect to their placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period.

There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or warrants, which will expire worthless if we do not consummate a business combination within the allotted 24 month period.

The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares they may purchase in this offering in connection with the consummation of a business combination.

Transfer restrictions on placement units

The placement units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination. The placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. If the placement units are held by someone other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account

$50.0 million of the proceeds of this offering and the private placement (or $57.5 million if the underwriter’s overallotment option is exercised in full) will be placed in a segregated trust account held at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company, acting as trustee.

Except for any interest income released to us for working capital purposes and to pay taxes or dissolution expenses, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account, other than interest earned on the funds held in the trust account, will be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We expect to pay such expenses only from

• the net proceeds from this offering and the private placement held out of trust, together with the interest earned on the funds held in the trust account; and

• any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties;

Our sponsor, members of our management team or their affiliates or other third parties are under no obligation to loan funds or invest in us. If any such parties make such loans to us, such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Conditions to consummating our initial business combination

Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account at the time we sign a definitive agreement for our initial business combination (less any deferred underwriting commissions or taxes payable on interest), our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target. If we acquire a majority of the target’s outstanding voting securities, we do not believe we will be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even though we (or our successor, if we are not the surviving corporation) will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction.

Permitted purchases of public shares by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial holders, directors, officers or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. We anticipate that our initial holders, directors, officers or their affiliates would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. We will notify stockholders of such purchases, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account initially will be $10.00 per public share. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants.

Our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares which they may purchase in this offering in connection with the consummation of a business combination.

Manner of conducting redemptions

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or Nasdaq listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•    conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•    file tender offer documents with the SEC prior to consummating our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

If we conduct redemptions pursuant to the tender offer rules, our offer to redeem must remain open for at least 20 business days in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•    conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our sponsor and the other initial holders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination. Additionally, each public stockholder may elect to redeem his, her or its public shares, irrespective of whether he, she or it votes for or against the proposed transaction, for cash equal to his, her or its pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account and not previously released to us, and subject to certain volume limitations described in this prospectus.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted against the initial business combination by their public stockholders electing to redeem shares exceeded the maximum redemption threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum percentage threshold for redemption in our amended and restated certificate of incorporation and since even those public stockholders who vote in favor of our initial business combination have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and, in any event, the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

Limitation on redemption rights of stockholders holding 20.0% or more of the shares sold in the offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering. However, there is no restriction on our stockholders’ ability to vote all of their shares for or against a business combination. This restriction will not apply to our sponsor or to parties associated with our sponsor purchasing units in this offering.

We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20.0% (less one share) of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Release of funds in trust account on closing of our initial business combination

On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial business combination”. Funds released from the trust account to us may also be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If we use our equity or debt securities as consideration for our initial business combination, or we do not use all of the funds released from the trust account for payment of the purchase price, we may apply the excess funds for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, including loans made to us by our sponsor as described under “— Anticipated expenses and funding sources”, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we will have only 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) to consummate our initial business combination. If we are unable to consummate our initial business combination within the 24 month period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs. If we have not consummated a business combination within 24 months from the completion of this offering or earlier, at the discretion of our board, pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us for working capital purposes or to pay taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares which may be purchased by them in this offering in connection with the consummation of a business combination.

We will pay the costs of any liquidation from the net proceeds from this offering and the private placement held out of trust, the balance of the interest income on the trust account (net of any taxes payable), which may be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the balance of liquidation expenses (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such amounts.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to any initial holder, our sponsor, our officers, our directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

•    repayment of loans, if any, from our sponsor to us to fund organization costs, costs of this offering and costs to identify an acquisition target and consummate an initial business combination, which will be repaid upon the closing of a business combination from the proceeds of this offering (See “— Anticipated expenses and funding sources”); and

•    reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination.

Prior to the appointment of our audit committee, our independent directors must approve all payments in excess of $5,000 to any initial holder, our sponsor, our directors and officers or our or their affiliates. Following the appointment of an audit committee, the audit committee will approve such payments.

Audit Committee

Subject to phase-in rules and a limited exception, on or before the effective date of the registration statement of which this prospectus forms a part, we will have an audit committee which will, among other things, monitor compliance with the terms described above and the other terms relating to this offering. The audit committee will be responsible for taking all actions necessary to rectify any noncompliance that is identified or otherwise to cause compliance with the terms of this offering. See “Management — Committees of the Board of Directors — Audit Committee.”

Sponsor Indemnification

Qi (Jacky) Zhang, the Chairman of our Board of Directors, has agreed that, if the trust account is liquidated without the consummation of a business combination, he will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriter of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Mr. Zhang has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Zhang to reserve for such obligations and he may not be able to satisfy those obligations. We believe the likelihood of Mr. Zhang having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks

We have conducted no operations and have generated no revenues since our formation in April 2015. Until we complete our initial business combination, we will have no operations and, at least until we consummate our initial business combination, we will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus and read this entire prospectus before investing in the units.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	As of April 24, 2015
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(31,516)	$50,571,084	(2)
Total assets	78,234	50,571,084	(3)
Total liabilities	57,250
Value of common stock subject to possible redemption/tender	—	45,571,080	(4)
Stockholders’ equity	20,984	5,000,004

____________

(1)      Includes the $2,500,000 we will receive from the sale of the private units.

(2)      The “as adjusted” calculation equals actual working capital of ($31,516) as of April 24, 2015, plus $50,000,000 in cash held in trust from the proceeds of this offering, plus $550,000 in cash held outside the trust account, plus $52,500 to reduce liabilities related to offering costs at April 24, 2015 paid by sponsor and due to sponsor out of the proceeds from this offering, plus $100 received for the sale of the unit purchase option.

(3)      The “as adjusted” calculation equals actual total assets of $78,234 as of April 24, 2015 plus $50,000,000 in cash held in trust from the proceeds of this offering, plus $550,000 in cash held outside the trust account, less payment of $57,250 of liabilities as of April 24, 2015.

(4)      The “as adjusted” value of common stock subject to possible redemption/tender is derived by taking 4,557,108 shares of common stock which may be converted, representing the maximum number of shares that may be converted or sold while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption/tender price of $10.00.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $50,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below and all of the other information set forth in this prospectus before deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and no revenue and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating history and no revenue. We will not commence operations until we obtain funding through this offering and consummate our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of acquiring one or more operating businesses in the consumer products industry in the United States. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of Nasdaq or if we decide to hold a stockholder vote for business or other reasons. For example, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we structure a business combination that requires us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our sponsor and the other initial holders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike some other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our sponsor and the other initial holders have agreed to vote those shares and any placement shares and public shares they hold, in favor of our initial business combination. Holders of founder shares will own 23.8% of our common stock immediately following completion of this offering, assuming the underwriter does not exercise its overallotment option (or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option). Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if holders of founder shares agreed to vote their founder shares, placement shares and public shares in accordance with the majority of the votes cast by our public stockholders.

Your ability to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may consummate a business combination without seeking stockholder approval, public stockholders may not have the right to vote on the business combination unless we seek such stockholder vote. Accordingly, your ability to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights with respect to a proposed business combination.

The ability of our public stockholders to redeem their shares for cash may make us unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

Our amended and restated certificate of incorporation requires us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although each initial holder and each holder of placement units has agreed to waive his, her or its respective redemption rights with respect to founder shares and placement shares, and in the case of the initial holders, public shares, held by him, her or it in connection with the consummation of our initial business combination. We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy such a closing condition, or less than the $5,000,001 minimum of tangible net assets which we are required to maintain, we would not proceed with such redemption and the related business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Because each warrant is exercisable for only one-half of one share of common stock, the units may be worth less than units of other blank check companies.

Each warrant is exercisable for one-half of one share of common stock. Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of the warrants. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

The ability of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock (including up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) that would permit us to maintain net tangible assets of $5,000,001. However, we may be required to maintain significantly larger amounts of cash depending upon the terms of the business combination. Accordingly, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we will be unable to complete a proposed business combination and that you would have to wait for liquidation in order to redeem your stock.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination, the ability of our public shareholders to cause us to redeem their shares in connection with such proposed transaction will increase the risk that we will not meet that condition and, accordingly, that we will not be able to complete the proposed transaction. If we do not complete a proposed business combination, you would not receive your pro rata portion of the trust account until we liquidate or you are able to sell your stock in the open market. If you were to attempt to sell your stock in the open market at that time, the price you receive could represent a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate.

The requirement that we complete a business combination within 24 months from the completion of this offering may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate a business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option). Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with it, we may be unable to identify another target business and complete a business combination with any target business. This risk will increase as we get closer to the end of the 24 month period. Depending upon when we identify a potential target business, we may have only a limited time to conduct due diligence and may enter into a business combination on terms that we might have rejected upon a more comprehensive investigation.

We may not be able to consummate a business combination within 24 months from the completion of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We must complete our initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option). We may not be able to find a suitable target business and consummate a business combination within that time period. If we have not consummated a business combination within 24 months from the completion of this offering, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, , subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are unable to complete our initial business combination within the prescribed time frame, our warrants will expire worthless.

Our outstanding warrants may not be exercised until after the completion of our initial business combination and are not entitled to participate in the redemption of the shares of our common stock conducted in connection with the consummation of our business combination. Accordingly, our warrants will expire worthless if we are unable to consummate a business combination within the 24 month period, or earlier if our board resolves to liquidate and dissolve in connection with a failed business combination.

If we seek stockholder approval of our business combination, our initial stockholders, directors, officers and their affiliates may elect to purchase shares of common stock from public stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial stockholders, directors, officers or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Our directors, officers or their affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in a transaction which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

You will not have any rights to or interest in funds from the trust account, except under limited circumstances. To liquidate your investment, therefore, you may be forced to sell your shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if our plan to redeem our public shares if we are unable to consummate an initial business combination within 24 months from the date of this offering is not consummated for any reason, Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since we intend to use the net proceeds of this offering to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5.0 million upon the completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than would companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us, except in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, a stockholder, or a “group” of stockholders (other than our sponsor or parties associated with our sponsor), who are deemed to hold an aggregate of 20.0% or more of our common stock may not redeem any shares they hold that equal or exceed such 20.0% amount.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 20.0% or more of the shares sold in this offering. We refer to such shares aggregating 20.0% or more of the shares sold in the offering as “Excess

Shares”. This restriction will not apply to our sponsor or to parties associated with our sponsor purchasing units in this offering.

Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our business combination. As a result, you would continue to hold that number of shares exceeding 20.0% (less one share) and, in order to dispose of such shares, would be required to sell them in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, you may receive only $10.00 per share from our redemption of your shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.00 per share from our redemption of our shares, and our warrants will expire worthless.

If the net proceeds from this offering and the private placement held out of trust and the interest income earned on the trust account are insufficient to allow us to operate for the next 24 months, we may be unable to complete our initial business combination.

Although we believe that the net proceeds from this offering and the private placement held out of trust and the interest income earned on the trust account will be sufficient to allow us to operate for the 24 months following completion of this offering (excluding any exercise of the underwriter’s overallotment option), we cannot assure you of this. In particular, if we use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business, as a down payment on an acquisition or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, we could expend funds available to us more rapidly than we currently expect. It is possible that the amounts demanded for a no-shop provision or down payments will be in excess of funds then available to us, which would impair our ability to close a contemplated transaction. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend, in part, on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

We will depend on interest being earned on the proceeds held in the trust account to provide us with working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. Because of the current low interest rate environment, we may be unable to generate enough interest to fund our needs, thereby reducing funds available to us to identify target businesses and to structure, negotiate or close our initial business combination. If our funds are insufficient, and we are unable to generate funds from other sources, we may be forced to liquidate.

Subsequent to consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time following our initial business combination, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Placing funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements or, even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, claims for fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver. If any third party refuses to execute an agreement waiving claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement without a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any available alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of our sponsor before entering into an agreement with such third party.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills management believes to be significantly superior to those of other consultants who would execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where our sponsor executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account due to claims of such creditors. Pursuant to a written agreement, Qi (Jacky) Zhang, the Chairman of our Board of Directors, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, if an executed waiver is deemed to be unenforceable against a third party, Mr. Zhang will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Mr. Zhang has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Zhang to reserve for such indemnification obligations and we cannot assure you that he would be able to satisfy those obligations.

Our directors may decide not to enforce the indemnification obligations of Qi (Jacky) Zhang, the Chairman of our Board of Directors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

If proceeds in the trust account are reduced below $10.00 per public share and Qi (Jacky) Zhang, the Chairman of our Board of Directors, asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Zhang to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Zhang to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, by making distributions to public stockholders before making provision for creditors, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims for punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to burdensome regulatory requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•         restrictions on the nature of our investments;

•         restrictions on the issuance of securities; and

•         restrictions on the incurrence of debt;

each of which may make it difficult for us to complete a business combination.

In addition, we may have to:

•         register as an investment company;

•         adopt a specific form of corporate structure; and

•         file reports, maintain records, and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our anticipated principal activities will subject us to Investment Company Act regulation. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States treasury and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may make it more difficult to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 24 months from the completion of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month if we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers or investment bankers) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 24 months from the completion of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We may not hold an annual meeting of stockholders until after we consummate a business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with a company’s bylaws unless directors are elected by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus, we may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement. However, except as specified in the warrant agreement, in no event will we be required to issue cash, securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and purchasers of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may reduce the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial holders, purchasers of placement units and their permitted transferees can demand that we register the founder shares, placement units, placement shares and placement warrants, and the shares of common stock issuable upon exercise of the placement warrants. These registration rights will be exercisable at any time commencing upon the date that such shares are released from transfer restrictions (as discussed under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”). We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 1,562,500 shares of common stock and up to 125,000 shares of common stock issuable on exercise of the placement warrants eligible for trading in the public market (in each case assuming no exercise of the underwriter’s overallotment option). The registration and availability of such a significant number of securities for trading in the public market may reduce the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

Because we are not limited to any particular industry or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to consummate a business combination with an operating company in the consumer products industry in the United States, but may also pursue acquisition opportunities in other business sectors or geographic regions, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, you have no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. If we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations of the entity with which we combine. Because we will seek to acquire businesses that potentially need financial, operational, strategic or managerial redirection, we may be affected by the risks inherent in the business and operations of a financially or operationally unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities in sectors outside of our industry focus (which may or may not be outside of our management’s area of expertise).

Although we currently intend to consummate a business combination in the consumer products industry in the United States, we will consider a business combination outside this industry if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company. If we elect to pursue an investment outside of the consumer products industry, our management’s expertise in that industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the consumer products industry might not be relevant to an understanding of the business that we elect to acquire.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these criteria or guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to obtain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm that is a member off FINRA and, consequently, you may have no assurance from an independent source that the price we are paying for the target in our initial business combination is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA that the price we are paying is fair to our stockholders from a financial point of view. If we do not obtain an opinion, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 15,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 5,212,500 shares of common stock (assuming that the underwriter has not exercised its overallotment option) and 1,000,000 shares of preferred stock that are authorized, available for issuance and not reserved for issuance upon exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•         may significantly dilute the equity interest of investors in this offering;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•         could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate another target business and consummate our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share from our redemption of our shares and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business due to a reduction in the funds available for expenses for relating to such efforts. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share from our redemption of their shares and our warrants will expire worthless.

We are dependent upon our officers and directors; the loss of any one or more of them could adversely affect our ability to complete a business combination.

Our operations depend upon the background, experience and contacts of our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated a business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. In addition, our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination and their other business commitments. We estimate that our officers will dedicate an average of 15 to 20 hours per week to our affairs. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers and directors is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ and directors’ other business commitments require them to devote substantial amounts of time in excess of their current commitment levels, it could limit their ability to devote time to our affairs which make it more difficult for us to identify an acquisition target and consummate our business combination.

Our success following our initial business combination likely will depend upon the efforts of management of the target business. The loss of any of the key personnel of the target’s management team could make it more difficult to operate the target profitably.

Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, we can offer no assurance that any will do so. Moreover, as a result of the existing commitments of our key personnel, it is likely that we will retain some or all of the management of the target business to conduct its operations. The departure of any key members of the target’s management team could thus make it more difficult to operate the post-combination business profitably. Moreover, to the extent that we will rely upon the target’s management team to operate the post-combination business, we will be subject to risks regarding their managerial competence. While we intend to closely scrutinize the skills, abilities and qualifications of any individuals we retain after a business combination, our ability to do so may be limited due to a lack of time resources or information. Accordingly, we cannot assure you that our assessment of these individuals will prove to be correct and that they will have the skills, abilities and qualifications we expect.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us.

Our key personnel may decide to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business and cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our officers and directors are now and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities, with a focus on consumer products businesses. Our executive officers and directors are now and may in the future become affiliated with entities that are in the consumer products industries or entities engaged in the business of acquiring other entities or businesses. In each case, our executive officers and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us. Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations to other entities they may have as of the date of this prospectus. See “Management — Conflicts of Interest.” Accordingly, business opportunities that may be attractive to the entities described above will not be presented to us unless such entities have declined to accept such opportunities. As a result, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders, which may raise potential conflicts of interest.

We may decide to acquire one or more businesses or entities affiliated with holders of founder shares, or our officers and directors. Our officers and directors also serve as officers and board members of other entities. Such entities may compete with us for business combination opportunities. The holders of founder shares and our officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that the targeted affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA and that is reasonably acceptable to Cantor Fitzgerald regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses or entities affiliated with our executive officers, directors or holders of founder shares, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

We may partner, submit a joint bid or enter into a similar transaction with holders of founder shares or an affiliate in connection with our pursuit of, or in connection with, a business combination.

We are not prohibited from partnering, submitting a joint bid or entering into any similar transaction with holders of founder shares or their affiliates in our pursuit of a business combination. Although we currently have no plans to do so, we could pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA and that is reasonably acceptable to Cantor Fitzgerald regarding the fairness to our stockholders from a financial point of view of a business combination with any holder of founder shares or its affiliates, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Additionally, were we successful in consummating such a transaction, conflicts could invariably arise from the interest of the holder of founder shares or its affiliate in maximizing its returns, which may be at odds with the strategy of the post-business combination company or not in the best interests of the public stockholders of the post-business combination company. Any or all of such conflicts could materially reduce the value of your investment, whether before or after our initial business combination.

Since holders of founder shares and placement units will lose some or all of their investment in us if we do not consummate a business combination, and since certain of our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Holders of founder shares currently own 1,504,688 shares of our common stock (192,188 of which are subject to forfeiture), which will be worthless if we do not consummate our initial business combination. Our sponsor, an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full) at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. These placement units and their component securities are subject to lockup provisions described in this prospectus. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or warrants which will expire worthless if we do not consummate a business combination within the allotted 24 month period. If we do not consummate a business combination, our sponsor will realize a loss on the placement shares it purchased. As a result, the personal and financial interests of certain of our officers and directors, directly or as members of our sponsor, in consummating an initial business combination, along with their flexibility in identifying and selecting a prospective acquisition candidate, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination that is not in the best interests of our stockholders. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our financial condition and the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or otherwise to incur debt, we may choose to incur substantial debt in order to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•         default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to meet our debt service obligations;

•         acceleration of our obligations to repay the indebtedness, even if we make all principal and interest payments when due, if we breach covenants that require the maintenance of financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand and the lender demands payment;

•         our inability to obtain necessary additional financing if any debt we incur contains covenants restricting our ability to obtain additional financing while the debt is outstanding;

•         prohibitions of, or limitations on, our ability to pay dividends on our common stock;

•         use of a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, as well as for expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of growth strategies and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the effects listed above may also increase.

We may be able to complete a business combination with only one business, which would result in our success being dependent solely on a single business which may have a limited number of products or services. This lack of diversification may harm our operations and profitability.

We are not limited as to the number of businesses we may acquire in our initial business combination. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the limited amount of the net proceeds of this offering, the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks particular to the industry area in which the acquired business operates. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may:

•         solely depend upon the performance of a single business, property or asset, or

•         depend upon the development or market acceptance of a single or limited number of products, processes or services.

We may attempt to consummate business combinations with multiple prospective targets simultaneously, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to acquire several businesses simultaneously that are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, we may be unable to operate the combined business successfully, and you could lose some or all of your investment in us.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that our target will want to be a public reporting company. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to being acquired by us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to being acquired by us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, or at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of the information developed during our due diligence examination, which may be limited. As a result, we could acquire a company that is not as profitable as we expected, or at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company which could result in our overpaying for that company.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that could result in us being unable to operate the business successfully.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•         rules and regulations or currency conversion or corporate withholding taxes on individuals;

•         tariffs and trade barriers;

•         regulations related to customs and import/export matters;

•         longer payment cycles;

•         tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•         currency fluctuations and exchange controls;

•         challenges in collecting accounts receivable;

•         cultural and language differences;

•         employment regulations;

•         crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•         deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, we may be unable to operate the acquired business successfully.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or enforce remedies for breaches of those agreements in that jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of public shares for which conversion was elected exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. However, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, if our initial holders, officers, directors or their affiliates have entered into privately negotiated agreements with public stockholders to acquire public shares. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001, and the amount that we redeem may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $5.75 per one half share, or $11.50 per full share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of initial business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, if the effect of the proposed amendments would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a stockholder could otherwise redeem shares for the per share amount in the trust account, and if such amendments are approved by holders owning at least 90% of the issued and outstanding shares of our common stock, dissenting public stockholders will have the right to redeem their public shares as set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Effecting our Initial Business Combination”.

Provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders owning 90% of the issued and outstanding shares of our common stock, which is a lower amendment threshold than that of many blank check companies. Upon completion of this offering, holders of founder shares and purchasers of placement units may own up to 69.5% of our outstanding common stock, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option. Accordingly, these parties may exert a substantial and decisive influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. Our amended and restated certificate of incorporation provides that provisions related to pre-business combination activity may be amended if approved by holders owning 90% of the issued and outstanding shares of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders owning 90% of the issued and outstanding shares of our common stock (in each case including all shares held by the initial holders, holders of placement units, our officers and our directors); provided, however, that if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved). Upon completion of this offering, holders of founder shares and purchasers of placement units may own shares equal to 69.5% of our issued and outstanding shares of common stock, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option. Accordingly, these parties may exert a substantial and decisive influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption.

Because of the size of our initial business combination, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination, or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We may be unable to obtain any necessary financing on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure or abandon the transaction and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us after a business combination.

Holders of founder shares and purchasers of placement units will control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon completion of this offering, holders of founder shares and purchasers of placement units will own shares equal to 23.8% of our issued and outstanding shares of common stock, or 23.6% if the underwriter exercises its overallotment option in full (or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option).

In addition, our sponsor or investors introduced by our sponsor to the underwriter may purchase an additional 1,000,000 units in the public offering. Accordingly, these parties may exert a substantial and decisive influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. Holders of founder or placement shares are not restricted from purchasing common stock in the aftermarket or in privately negotiated transactions, which would increase their control. Neither the holders of founder shares nor purchasers of placement units has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our initial holders, is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, you should anticipate that holders of founder shares and purchasers of placement units will continue to exert control at least until the consummation of our initial business combination.

The initial stockholders paid an aggregate of $25,000, or approximately $0.017 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units including shares of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon completion of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 75.07%, or $7.51 per share (the difference between the pro forma net tangible book value per share of $2.49 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 90% of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 90% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 90% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 90% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. Upon completion of this offering, holders of founder shares and purchasers of placement units may own warrants equal to 39% of our issued and outstanding warrants, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option. Accordingly, these parties may exert a substantial and decisive influence on actions relating to a vote to amend the terms of the warrants, as set forth above.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our sponsor, officers, directors or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

In this offering, we will be issuing warrants to purchase up to 2,500,000 shares of common stock (2,875,000 shares if the underwriter’s overallotment option is exercised in full) as part of the public units. In addition, on the closing date of this offering, we will sell 250,000 placement units to our sponsor, with each unit consisting of one placement share and a placement warrant to purchase one half of a share of common stock. In addition, our sponsor, members of our management team or their affiliates or other third parties may loan us amounts for working capital purposes or to finance transaction costs in connection with an intended initial business combination (although they are under no obligation to advance funds or invest in us), any portion or all of which may be converted, at their option, into additional warrants of the post-business combination entity at $0.50 per warrant, up to a maximum of 1,000,000 warrants for $500,000 in possible loans).

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The placement warrants and any warrants to be issued to our sponsor, members of our management team, their affiliates or other third parties upon conversion of up to $500,000 in possible working capital loans are or would be identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, or its permitted transferees, (a) they will not be redeemable by us, (b) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail below under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination and (c) they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter with respect to the state of capital markets, generally, and the amount the underwriter believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•         the history and prospects of companies whose principal business is the acquisition of other companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         a review of debt to equity ratios in leveraged transactions;

•         our capital structure;

•         an assessment of our management and their experience in identifying operating companies;

•         general conditions of the securities markets at the time of this offering; and

•         other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although our securities have been approved for listing on the Nasdaq Capital Market, as of the date of this prospectus there is no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations, general market and economic conditions and forecasts, our general business condition and the release of our financial reports. An active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market for such securities can be established or sustained.

Nasdaq may delist our securities from trading which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq prior to the date of this prospectus, and our common stock and warrants have been approved to be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards established by Nasdaq, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to a business combination. In order to continue listing our securities on Nasdaq prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000), a minimum number of public stockholders (generally 300 public holders), and a minimum number of shares held by non-affiliates (500,000 shares). Additionally, in connection with our business combination, it is likely that Nasdaq may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than Nasdaq’s continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Over-The-Counter Bulletin Board or the “pink sheets.” If this were to occur, there could be material adverse consequences, including:

•         a limited availability of market quotations for our securities;

•         reduced liquidity for our securities;

•         a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•         a limited amount of, or no, news and analyst coverage; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units have been, and eventually our common stock and warrants will be, listed on Nasdaq, we expect that our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Purchases of common stock in the open market or in privately negotiated transactions by our initial holders, directors, officers or their affiliates may make it difficult for us to continue to list our common stock on Nasdaq or another national securities exchange.

If our initial holders, directors, officers or their affiliates purchase shares of our common stock in the open market, in privately negotiated transactions, it would reduce the public “float” of our common stock and the number of beneficial holders of our common stock, which may make it difficult to maintain the listing or trading of our common stock on a national securities exchange if we determine to apply for such listing in connection with the business combination. If the number of our public holders falls below 300 or if the total number of shares held by non-affiliates is less than 500,000, we will be non-compliant with Nasdaq’s continued listing rules and our common stock could be de-listed. If our common stock were de-listed, we could face the material consequences set forth in the immediately preceding risk factor.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

If we hold a stockholder vote to approve our initial business combination, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. If we make a tender offer for our public shares, we will include the same financial statement disclosure in our tender offer documents that is required under the tender offer rules. These financial statements must be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 24 month time frame.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (which we refer to as the Sarbanes-Oxley Act), the Dodd-Frank Act Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act), the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We may remain an “emerging growth company” for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our common stock held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with all public company accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations and Known Trends or Future Events” for a further discussion of this extended transition period.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

The Sarbanes-Oxley Act requires that we maintain a system of internal controls and, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2016, that we evaluate and report on such system of internal controls. In addition, once we are no longer an “emerging growth company,” we must have our system of internal controls audited. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•         the ability of our officers and directors to generate potential investment opportunities;

•         our ability to complete our initial business combination;

•         our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•         the allocation by our officers and directors of their time to other businesses and their potential conflicts of interest with our business or in approving our initial business combination;

•         our potential ability to obtain additional financing to complete our initial business combination;

•         the pool of prospective target businesses;

•         the listing on, or the delisting of our securities from, Nasdaq or our ability to have our securities listed on Nasdaq or another national securities exchange following our initial business combination;

•         potential changes in control if we acquire one or more target businesses for stock;

•         the potential liquidity and trading of the securities we will issue in this offering;;

•         the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•         our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 5,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units, all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Overallotment Option	Overallotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$50,000,000	$57,500,000
Proceeds from private placement	2,500,000	2,687,500
Total gross proceeds	$52,500,000	$60,187,500

Estimated offering expenses(1)
Underwriting commissions (2.5% of gross proceeds from units offered to public)	$1,250,000	$1,437,500
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
SEC fees	6,682	6,682
FINRA fees	9,125	9,125
Nasdaq Capital Market Listing Fees	50,000	50,000
Expense Reimbursement to Underwriters	175,000	175,000
D&O Insurance	80,000	80,000
Miscellaneous expenses	49,193	49,193
Total offering expenses, net of underwriting commissions	$700,000	$700,000
Proceeds after offering expenses	50,550,000	58,050,000
Held in trust account	$50,000,000	$57,500,000
% of public offering proceeds held in trust(2)	100.0%	100.0%
Held outside trust account	$550,000	$550,000

The following table shows the use of the net proceeds of this offering and the private placement held out of this trust, but does not account for interest which may be earned on amounts in the trust account that may be released to us to cover operating expenses(3).

	Amount	Percentage
Use of net proceeds not held in trust and working capital loans from our sponsor
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$50,000	9.1%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	183,000	33.27%
Legal and accounting fees relating to SEC reporting obligations	100,000	18.18%
Reserve for liquidation expenses	30,000	5.45%
Nasdaq continued listing fees	32,000	5.81%
Payment for office space and administrative services ($5,000 per month for up to 24 months)	120,000	21.82%
Consulting, travel and miscellaneous expenses incurred during search for target company	25,000	4.55%
Other miscellaneous expenses	10,000	1.82%
Total	$550,000	100.0%

____________

(1)      As of the date of this prospectus, $190,750 of these expenses have been paid from the proceeds of loans made to us by our sponsor and one of our executive officers. These loans will be repaid upon the earlier of the completion of this offering or December 31, 2015.

(2)      $50.0 million from the proceeds of this offering and the private placement ($57.5 million if the underwriter exercises its overallotment option in full) will be placed in a trust account held at JPMorgan Chase Bank, N.A., located in the United States, with Continental Stock Transfer & Trust Company, acting as trustee.

(3)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. If we identify an acquisition target in a specific industry subject to industry specific regulation, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary, and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

A total of $50.0 million (or $57.5 million if the underwriter’s over-allotment option is exercised in full) of the aggregate net proceeds from this offering and the private placement will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for any interest income released to us for working capital purposes or the payment of taxes or dissolution expenses, none of the funds held in the trust account will be released, subject to the requirements of law, until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), subject to applicable law; or (iii) otherwise upon our liquidation or if our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination).

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If we pay for our initial business combination using stock or debt securities, or if we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination, we may use the remaining cash released from the trust account for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that the net proceeds from this offering and the private placement held out of trust and interest income on the amount in the trust account that may be released to fund working capital requirements will be sufficient to pay our costs and expenses prior to our initial business combination. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. In addition, if we increase or decrease the size of this offering, it would result in a proportionate increase or decrease in the amount of interest earned in the trust account and available to us. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income earned would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

As of the date of this prospectus, our sponsor, Zhong Hui Holding Limited, has loaned us $140,500, and one of our executive officers has loaned us $50,250, to be used for a portion of the expenses of this offering. These loans, and any subsequent loans, are and will be non-interest bearing, unsecured and due at the earlier of December 31, 2015 or the completion of this offering. In order to fund transaction costs in connection with an intended initial business combination, our sponsor, members of our management team or their affiliates or other third parties may loan us additional amounts, although they are under no obligation to do so, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination. If we do not consummate an initial business combination, we may use a portion of any working capital held outside the trust account to repay such loaned amounts; however, no proceeds from the trust account may be used for such repayment, other than interest income earned thereon. If such funds are insufficient to repay the loan amounts, the unpaid amounts would be forgiven. Any part or all of such loans may be converted into additional warrants at $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of such parties. The warrants would be identical to the placement warrants issued to our sponsor.

The payment to an independent third party of a monthly fee of $5,000 is for general and administrative services including office space, utilities and secretarial support although in the future, our affiliates or affiliates of our officers, directors or sponsor, may take over the provision of these services for amounts not exceeding $5,000 a month. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial stockholders, directors, officers or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. We anticipate that our initial stockholders, directors, officers, advisors or their affiliates would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers or their affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transaction which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. We will notify stockholders of such purchases, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Moreover, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If the amount of redemptions plus any cash required by our initial business combination would cause our net tangible assets to fall below $5,000,000, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive acquisition target or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares that may be purchased by them in this offering in connection with the consummation of a business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends before we complete our initial business combination. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we may effect a stock dividend immediately prior to the consummation of the offering in an amount such that founder shares will remain equal to 20.0% of the aggregate of our public shares, private placement shares and the founder shares. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants imposed by the debt instruments.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the warrants contained in the placement units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At April 24, 2015, our net tangible book value was $(31,516), or approximately $(0.02) per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at April 24, 2015, would have been $5,000,004 or $2.49 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 4,557,108 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriter’s overallotment option) of $7.53 per share to initial stockholders as of the date of this prospectus and an immediate dilution of $7.51 per share or 75.07% to our public stockholders not exercising their redemption rights.

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s overallotment option) by $45,571,080 because holders of up to 4,557,108 of our public shares (including up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses), divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	$7.53
Decrease attributable to public shares subject to redemption	(10.00)
Pro forma net tangible book value after this offering and sale of private placement units		2.49
Dilution to new investors		7.51
Percentage dilution to new investors		75.07%

The following table sets forth information with respect to holders of founder shares and the public stockholders:

	Total shares(1)		Total consideration		Average price per
	Number	%	Amount	%	share(2)
Holders of founder shares	1,312,500	20.0%	$25,000	0.0%	$ ..019
Placement shares	250,000	3.8%	2,500,000	4.8%	$10.00
Public stockholders	5,000,000	76.2%	50,000,000	95.2%	$10.00
Total	6,562,500	100%	$52,525,000	100%

____________

(1)      Assumes no exercise of the underwriter’s overallotment option and corresponding forfeiture of 192,188 founder shares by our sponsor as a result thereof.

(2)      Assumes no value is attributed to the placement warrants contained in the placement units because, just as in the public warrants, the warrants are not exercisable at the time of issuance.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(31,516)
Net proceeds from this offering and sale of placement units	50,550,000
Plus: Offering costs incurred in advance	52,500
Plus: Proceeds from sale of unit purchase option to underwriter	100
Less: Proceeds held in the trust account which may be used to redeem shares	(45,571,080)
$5,000,004 (2)
Denominator:
Shares of common stock outstanding before this offering	1,504,688
Less: Shares subject to forfeiture assuming no overallotment option exercised(1)	(192,188)
Shares of common stock included in the units offered	5,000,000
Shares of common stock included in the placement units issued	250,000
Less: Shares subject to redemption to maintain net tangible assets of $5,000,001(2)	(4,557,108)
2,005,392

____________

(1)      Assumes no exercise of the underwriter’s overallotment option and that 192,188 founder shares have been forfeited by our sponsor as a result thereof.

(2)      Assumes no value is attributed to the placement warrants contained in the placement units. May include up to 2,000,000 shares sold to our sponsor and associated parties in this offering.

CAPITALIZATION

The following table sets forth our capitalization at April 24, 2015 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of 5,000,000 units in this offering at $10.00 per unit for total gross proceeds of $50,000,000, the sale of 250,000 placement units at $10.00 per unit for total gross proceeds of $2,500,000, for aggregate total gross proceeds of $52,250,000, repayments of an aggregate of $53,250 in advances from affiliates and payment of estimated expenses of this offering:

	April 24, 2015
	Actual	As Adjusted(1)
Common stock, subject to redemption(2)	—	45,571,080	(5)
Due to affiliates	$53,250
Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 29,000,000 shares authorized and 1,504,688 shares issued and outstanding (actual); 15,000,000 shares authorized and 1,990,392 shares issued and outstanding (excluding 4,557,108 shares subject to redemption) (as adjusted)(3)(4)	150	174
Additional paid-in capital	24,850	5,003,846
Accumulated deficit	(4,016)	(4,016)
Total stockholders’ (deficit) equity	20,984	5,000,004	(6)
Total capitalization	$74,234	$50,571,084

____________

(1)      Includes the $2.5 million we will receive from the sale of the placement units and $100 we will receive upon the underwriter’s purchase of the unit purchase option.

(2)      Upon the consummation of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Effecting our Initial Business Combination”.

(3)      The “as adjusted” amount assumes the overallotment option has not been exercised and a corresponding forfeiture of an aggregate of 192,188 founder shares held by our sponsor.

(4)      Our certificate of incorporation has been amended to decrease the number of authorized shares of common stock from 29,000,000 shares to 15,000,000 shares.

(5)      The “as adjusted” calculation equals the “as adjusted” total assets of $50,571,084, less the “as adjusted” stockholders’ equity of $5,000,004, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001. The “as adjusted” total assets reflects the total gross proceeds of this offering and the private placement of $52,500,000, plus gross proceeds from the sale of the unit purchase option of $100, plus total assets as of April 24, 2015 of $78,234, less the repayments of an aggregate of $53,250 in advances from affiliates, payment of accrued expenses as of April 24, 2015 of $4,000 and payment of estimated expenses of this offering of $1,950,000.

(6)      Excludes 4,557,108 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of public shares that may be redeemed in connection with our initial business combination for an estimated $10.00 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. While we currently intend to consummate our initial business combination with a target business in the consumer products industry in the United States, we are not limited to a particular industry or geographic region. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.

The issuance of additional shares of our stock in a business combination:

•         may significantly dilute the equity interest of investors in this offering;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•         could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•         may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•         may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand and the lender demands payment;

•         limitations on our ability to obtain additional financing if the debt security contains covenants restricting our ability to incur debt;

•         our inability to pay dividends on our common stock due to covenants limiting or prohibiting dividends;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce, or possibly eliminate, the funds available for use as dividends on our common stock, expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate; and

As indicated in the accompanying financial statements, at April 24, 2015, we had $25,734 in cash, and our net tangible book value was $20,984.

Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until, at the earliest, the consummation of our initial business combination. We will generate non-operating revenues in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial position since the date of our audited financial statements. After this offering, we expect to incur significantly increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for expenses incurred in identifying and examining target businesses and completing our initial business combination.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period until the earlier of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.

Liquidity and Capital Resources

At April 24, 2015, we had $25,734 in cash and cash equivalents and a working capital deficiency of $31,516. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. Our plans to raise capital or to consummate our initial business combination may not be successful.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to the initial holders and $53,250 in loans from our sponsor and an executive officer. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and the underwriter’s discount of $1.25 million, and (ii) the sale of 250,000 placement units to our sponsor for an aggregate purchase price of $2.5 million, will be $50.75 million (or $58.25 million if the underwriter’s overallotment option is exercised in full), of which $50.0 million (or $57.5 million if the underwriter’s overallotment option is exercised in full) will be held in the trust account. If our offering expenses exceed our estimate of $700,000, we may fund such excess with the net proceeds from this offering and the private placement held out of trust. If our offering expenses are less than our estimate of $700,000, the balance will be used for post-closing working capital.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for working capital purposes or to pay taxes), to consummate our initial business combination. We may use interest earned on the trust account for purposes of working capital, to pay taxes and dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering to be approximately $42,350. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the net proceeds from this offering and the private placement held out of trust and the interest income on the balance of the trust account to fund our working capital requirements and pay taxes or dissolution expenses. Should these amounts be insufficient, our sponsor, management team, their affiliates or other third parties may fund our additional working capital requirements or finance transaction costs, as necessary. However, such parties are under no obligation to do so. We will use these funds, including any such loans, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, production facilities or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination. We will depend on these funds to provide working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay franchise and income taxes that we may owe.

As stated above, in order to fund working capital requirements and finance transaction costs in connection with an intended initial business combination, our sponsor, management team, their affiliates and other third parties may, but are not obligated to, loan us additional funds to fund our additional working capital requirements and transaction costs. If we consummate an initial business combination, we would repay such loaned amounts. If we do not consummate an initial business combination, we may use a portion of any working capital held outside the trust account to repay such loaned amounts; however, no proceeds from the trust account may be used for such repayment, other than interest income earned thereon. If such funds are insufficient to repay the loan amounts, the unpaid amounts would be forgiven. Any part or all of such loans may be converted into additional warrants at $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of our sponsor. The warrants would be identical to the placement warrants issued to our sponsor. The terms of such loans by our sponsor have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during the period between the completion of this offering and the consummation of our initial business combination to include approximately $550,000 in expenses, as described in more detailed under “Use of Proceeds.” These amounts are estimates and may differ materially from our actual expenses. We may incur additional expenses in connection with this offering over and above the amounts set forth in “Use of Proceeds.” In addition, we may use the net proceeds from this offering and the private placement held out of trust, interest income on the trust account and loans from our sponsor to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to identify and acquire a target business. However, if our estimate of the costs of undertaking due diligence investigations and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to pursue and consummate our initial business combination. Moreover, we may need to obtain additional financing if we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt. Subject to compliance with applicable securities laws, we would only obtain such financing simultaneously with the consummation of our initial business combination.

Controls and Procedures

The Sarbanes-Oxley Act requires that we maintain a system of internal controls, and beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2016, that we evaluate and report on our system of internal controls. In addition, once we are no longer an “emerging growth company,” we will be subject to the requirements under the Sarbanes-Oxley Act to have our system of internal controls audited. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•         staffing for financial, accounting and external reporting areas, including segregation of duties;

•         reconciliation of accounts;

•         proper recording of expenses and liabilities in the period to which they relate;

•         evidence of internal review and approval of accounting transactions;

•         documentation of processes, assumptions and conclusions underlying significant estimates; and

•         documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In April 2015, our sponsor purchased an aggregate of 1,504,688 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. This number includes an aggregate of 192,188 founder shares that are subject to forfeiture by our sponsor to the extent that the overallotment option is not exercised by the underwriter. In June 2015, our sponsor transferred 164,063 founder shares to each of Tim Richerson, our Chief Executive Officer, and Peter Nathanial, our President, as well as 3,000 founder shares to each of Messrs. Jetta and Qu, our independent directors. These 334,126 founder shares will not be subject to forfeiture in the event the underwriter’s overallotment option is not exercised in full. The initial holders have the right to require us to register their founder shares for resale as described in “Principal Stockholders — Registration Rights.”

As of the date of this prospectus, our sponsor has loaned us $140,500, and one of our executive officers has loaned us $50,250, to be used for a portion of the expenses of this offering. These loans, and any subsequent loans, are and will be non-interest bearing, unsecured and due at the earlier of December 31, 2015 or the completion of this offering.

Our sponsor, Zhong Hui Holding Limited, which is an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full), at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. These placement units and their component securities are substantially identical to the securities being offered in this offering. The placement units, and their underlying common stock and warrants, are subject to transfer restrictions. See “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein).” Our sponsor has the right to require us to register the placement units for resale as described in “Principal Stockholders — Registration Rights.” We will bear the costs and expenses of filing any such registration statements. The placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. The placement warrants may also be exercised by our sponsor or its permitted transferees, for cash or on a cashless basis. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase).

In order to finance transaction costs in connection with an intended initial business combination and working capital expenses, our sponsor, members of our management team, their affiliates or other third parties may, but are not obligated to, loan us additional funds to fund our additional working capital requirements and transaction costs. If we consummate an initial business combination, we would repay such loaned amounts. If we do not consummate an initial business combination, we may use a portion of any working capital held outside the trust account to repay such loaned amounts; however, no proceeds from the trust account may be used for such repayment other than interest income earned thereon. If such funds are insufficient to repay the loan amounts, the unpaid amounts would be forgiven. Any part or all of such loans may be converted into additional warrants at $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of our sponsor. The warrants would be identical to the placement warrants issued to our sponsor.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 24, 2015, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed in April 2015 that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

For our initial business combination we intend to focus on industries that complement our management team’s background, focusing on the consumer products sector in the United States (which may include a business based in the United States which has distribution opportunities outside the United States). Consumer Products include goods and services that are bought for personal and household use and intended for direct use or consumption. We will tend to focus on established products that have a long history of consumer demand, are used frequently and must be replaced as opposed to durable items that people keep for a long time, such as cars and furniture. These type of products and segments are also easier to manage and operationally forecast, of which our management team and directors again have much experience with.

We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network and investing and operating experience do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. We estimate that our officers will dedicate an average of 15 to 20 hours per week to our affairs. There is no guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion with respect to the satisfaction of such criteria from an independent investment banking firm that is a member of FINRA and reasonably acceptable to Cantor Fitzgerald. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest).

Business Strategy

We will seek to capitalize on the significant consumer products knowledge, experience and contacts of Qi (Jacky) Zhang, the Chairman of our Board of Directors, Tim Richerson, our Chief Executive Officer, Chief Financial Officer and a director, and the financial expertise of Peter Nathanial, our President and a director, to identify, evaluate, acquire and operate a target business. If we elect to pursue an investment outside of the consumer products industry, our management’s expertise related to that industry may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that industry might not be relevant to an understanding of the business that we elect to acquire.

Qi (Jacky) Zhang has been Chairman of our Board of Directors since inception. Mr. Zhang has been a senior management member of Nanjing Joymain Science and Technology Development Co., Ltd. (“Nanjing Joymain”), a health care consumer product company that develops, manufactures, markets and distributes high-tech health care consumer products through its direct sales channels in China, since June 2009, including holding positions as Global Chief Executive Officer since November 2012 and Executive President and Vice Chairman since December 2012. From June 2009 to October 2012, he was the President of Nanjing Joymain China District. Mr. Zhang is also the Global Chief Executive Officer and Vice Chairman of JM Ocean Avenue International Corporation Limited (“JM Ocean Avenue”), a global direct sales company that offers consumer products in the nutritional supplement, personal care, and lifestyle categories in over 30 countries. From 2003 to 2009, Mr. Zhang was an entrepreneur and involved in a number of health care and consumer products’ development companies with distribution through direct sales channels in China. . Previously, from 1995 to 2003, Mr. Zhang held various positions and was promoted as a branch manager by the end of his tenure at Hangzhou City Commercial Bank.

Tim Richerson has been our Chief Executive Officer, Chief Financial Officer and a director since inception. He is currently the Chief Executive Officer and director of HopRocket, a members-only online travel company. He previously was the President of Global Operations and a director at JM Ocean Avenue, serving in such capacities from August 2014 through June 2015. Mr. Richerson started his career at Beecham Products in 1984 and then spent over a decade at Playtex Products, Inc. In 1998, Mr. Richerson was Senior Vice President & General Manager of Rexall Sundown (then a Nasdaq-listed company), a manufacturer and distributor of health-related consumer products in the Vitamin, Diet and Sports Nutrition categories with multiple brands and sales channels, and then company President from 2000 to 2002. During that time, Rexall was sold to Royal Numico in 2000 for $1.8 billion. During his tenure, he was also a member of the Numico North American Management Committee, which included representatives from General Nutrition Centers (GNC) and Unicity, also Royal Numico-owned companies. During that time he was on the Associate Member Advisory Board with the National Association of Chain Drug Stores. In 2003, he cofounded the Alan James Group, (a branded consumer products company), which was purchased by Interleukin Genetics (NASDAQ:ILI), a genetics-based personalized health company, in 2006, and served as Interleukin’s Chief Executive officer until 2007. Mr. Richerson has been a partner in GT Development which develops, owns and operates commercial real estate, since November 2004. Mr. Richerson also served as a consultant to Burnham Financial Group from February 2013 through August 2014.

Peter Nathanial has been our President and a director since inception. Since January 2010, he has been a member of Impala Partners LLC, a boutique financial advisory, restructuring and investment firm. Prior to this, from January 2007 to December 2009, Mr. Nathanial served as the Group Chief Risk Officer at The Royal Bank of Scotland, based in Edinburgh. From 1991 to 2006 he held management positions at Citigroup in New York and internationally, including Zurich from 1993 to 1995, Moscow from 1995 to 1998, Warsaw from 1998 to 2000, and New York from 2000 to 2006. Mr. Nathanial serves on Advisory Boards and Boards of Directors and non-for profit organizations around the world including; Digital MR (UK) - member of the advisory board since January 2010; LITUS (Belgium) - member of the international advisory board, since March 2015; International Friends of Elepap - director since October 2014, and member of the International Advisory Council to the President of Cyprus, since May 2014. He is a former Member of the President’s Council of the International Crisis Group from January 2007 to July 2009, and from July 2012 to November 2012 served as an Expert Special Advisor to the International Monetary Fund.

We will seek to acquire established consumer product branded businesses that we believe are fundamentally sound but potentially in need of financial, operational, strategic or managerial redirection to maximize value. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

Our acquisition and value creation strategy will be to identify, acquire, and after our initial business combination, to build, a diversified consumer products branded company. We will focus on consumer companies that distribute a broad range of products for various customers and end use markets in either multiple channels, (a few examples are selling these products through retail stores, purchasing online or via a direct selling experience) but also might be limited in geography. We believe our management team has prior and current experience and access to sales channels and consumer markets outside the United States as well that could be helpful in a consumer product business combination).

We have identified the following criteria that we intend to use in evaluating business transaction opportunities. We expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•         Size Of Business. We will seek to acquire one or more businesses or entities with an enterprise value of approximately $50,000,000 to $200,000,000, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies. We believe that this market segment provides the greatest number of opportunities for investment and is the market consistent with our sponsor’s previous investment history and where we believe we have the strongest network to identify opportunities.

•         Established Companies with Proven Track Records. We will seek to acquire established companies with consistent historical financial performance. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire start-up companies or companies with recurring negative free cash flow.

•         Strong Management Team. We will seek to acquire one or more businesses or entities that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We intend to focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders and expect that the operating and financial abilities of our executive team and board will complement their own capabilities.

•         Strong Competitive Position. We intend to focus on targets that have a leading, growing or niche market position in their respective category. We expect to analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates advantages when compared to their competitors, which may help to protect their market position and profitability.

•         Companies with Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more businesses or entities that have achieved or have the potential for significant revenue and earnings growth through a combination of organic growth, new product markets and geographies, expense reduction and increased operating leverage.

•         Benefit from Being a Public Company. We intend to acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

Competitive Strengths

We believe we have the following competitive strengths:

•         Management Operating and Investing Experience.  Our directors and executive officers have significant experience in the consumer products field. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities in our target industry.

•         Established Deal Sourcing Network. As a result of their extensive experience in the consumer products industry, our management team members have developed a broad array of contacts in the industry. We believe that these contacts will be important in generating acquisition opportunities for us.

•         Strong Financial Position and Flexibility. With a trust account initially in the amount of $50,000,000 and a public market for our common stock, we offer a target business a variety of options to facilitate a future business transaction and fund the growth and expansion of business operations. Because we are able to consummate an initial business transaction using our capital stock, debt, cash or a combination of the foregoing, we have the flexibility to design an acquisition structure to address the needs of the parties. We have not, however, taken any steps to secure third party financing and would only do so simultaneously with the consummation of our initial business transaction. Accordingly, our flexibility in structuring an initial business transaction may be constrained by our ability to arrange third-party financing, if required.

•         Status as a Public Company. We believe our structure will make us an attractive business transaction partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business transaction with us. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. We believe that being a public company can also augment a company’s profile among potential new customers and vendors and aid it in attracting and retaining talented employees.

Effecting our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations following this offering until our initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.

If we pay for our initial business combination using stock or debt securities, or we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination or for redemptions or purchases of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our initial stockholders and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Nasdaq rules require that our initial business combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to that requirement. There is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities to finance our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Acquisition Candidates

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only if our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our initial stockholders or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any loans that our sponsor, management team, their affiliates or other third parties may have made to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment other than interest earned thereon); and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. None of the initial holders, our officers, our directors or any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, initial holders, officers, directors or their affiliates. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with such persons in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with such persons in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA and reasonably acceptable to Cantor Fitzgerald, that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain a financial fairness opinion from an independent investment banking firm that is a member of FINRA. If we do not obtain such an opinion, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Selection of a target business and structuring of our initial business combination

Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions or taxes payable on interest) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to the Nasdaq requirement. In any case, we intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•         subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•         cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating a target business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We may not seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we will seek stockholder approval if it is required by law or Nasdaq, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a table of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial stockholders, directors, officers or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. We anticipate that our initial stockholders, directors, officers or their affiliates would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act, or in transactions which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. We will notify stockholders of such purchases, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of any such purchases by our initial stockholders, directors, officers or their affiliates, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the continued listing of our securities on Nasdaq or another national securities exchange in connection with our initial business combination

Our initial stockholders, officers, directors and/or their affiliates anticipate that they will identify the public stockholders with whom they may pursue privately negotiated purchases through either direct contact by the public stockholders or by our receipt of redemption requests or votes against the business combination submitted by such public stockholders following our mailing of proxy materials in connection with our initial business combination. The sellers of any shares so purchased by our initial stockholders, officers, advisors, directors and/or their affiliates would, as part of the sale arrangement, revoke their election to redeem such shares and withdraw their vote against the business combination. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders (including up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The initial holders have each agreed with respect to their founder shares and placement shares, to waive their respective redemption rights in connection with the consummation of our initial business combination.

Manner of Conducting Redemptions

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or by a Nasdaq listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•         conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•         file tender offer documents with the SEC prior to consummating our initial business combination that will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

If we conduct redemptions pursuant to the tender offer rules, our offer to redeem must remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In connection with the consummation of our business combination, we may redeem pursuant to a tender offer up to that number of shares of common stock (including up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination, we will not purchase any shares of common stock pursuant to the tender offer and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. In connection with any such tender offer, holders of founder shares have agreed to waive their redemption rights with respect to their founder shares and placement shares.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•         conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•         file proxy materials with the SEC.

If we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders (including up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) with the redemption rights described above upon consummation of the initial business combination.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our sponsor and the other initial holders have agreed to vote their founder shares and placement shares and any public shares held by them in favor of our initial business combination. Additionally, each public stockholder may elect to redeem its public shares, irrespective of whether it votes for or against the proposed transaction, for cash equal to its pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us for working capital purposes, to pay taxes or dissolution costs and subject to certain volume limitations, as described below. In addition, holders of founder shares have agreed to waive their redemption rights with respect to their founder shares and placement shares.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted, against their initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold and since even those public stockholders who vote in favor of our initial business combination will have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Moreover, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If the amount of redemptions plus any cash required by our initial business combination would cause our net tangible assets to fall below $5,000,001, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption upon consummation of a business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. This restriction will not apply to our sponsor or to parties associated with our sponsor purchasing units in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20.0% (less one share) of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering stock certificates in connection with redemption rights

If we hold a stockholder meeting to approve a potential business combination, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have until two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures historically used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivers its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights (including holders of up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option).

Redemption of public shares and liquidation if no initial business combination

Holders of founder shares, and our officers and directors, have agreed that we will have only 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) to complete our initial business combination. If we are unable to consummate our initial business combination within the 24 month period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. If we have not consummated a business combination within 24 months from the completion of this offering, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of the interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares that may be purchased by them in this offering in connection with the consummation of a business combination.

There will be no redemption rights or liquidating distributions from us with respect to our founder shares, placement shares or warrants if we do not consummate a business combination within the allotted 24 month period.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from the net proceeds from this offering and the private placement held out of trust, interest income on the balance of the trust account (net of any taxes payable), which will be released to us to fund our working capital requirements, and any potential loans from our sponsor, management team, their affiliates or other third parties for working capital purposes and to pay expenses to identify an initial business combination, although we cannot assure you that there will be sufficient funds for such purposes or that such loans would be made. If such funds are insufficient, our sponsor has agreed to pay the balance of the amount necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such amounts.

The proceeds deposited in the trust account could become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than the $10.00 per public share initially on deposit in the trust account. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of our sponsor before our entering into an agreement with such third party. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where our sponsor executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Qi (Jacky) Zhang, the Chairman of our Board of Directors, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Zhang will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Zhang will be able to satisfy those obligations.

If the proceeds in the trust account are reduced below $10.00 per public share and Mr. Zhang asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Zhang to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Zhang to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will have access to the net proceeds from this offering and the private placement held out of trust, any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). If we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. If our offering expenses exceed our estimate of $700,000, we may fund such excess with the net proceeds from this offering and the private placement held out of trust. Conversely, if the offering expenses are less than our estimate, the balance will be used for post-closing working capital.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 24 months from the completion of this offering may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we have not consummated a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), or earlier at the discretion of our board, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation and Mr. Zhang’s indemnification of the trust account against certain claims as previously described in this section, we believe that the claims that could be made against us will be significantly limited and that the likelihood that any claim that would result in any liability extending to the trust account is remote.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders (including holders of up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if they redeem their respective shares for cash upon the consummation of the initial business combination. Also, our management may cease to pursue a business combination prior to the expiration of the 24 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate a business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders (including holders of up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares; subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our affiliates may enter into privately negotiated transactions to purchase public shares from stockholders. There is no limit to the prices that our initial stockholders, directors, officers or their affiliates may pay in these transactions.

If we are unable to consummate an initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of franchise and income taxes payable.	None.

The redemption of our public shares if we fail to consummate a business combination will reduce the book value per share for the founder shares and the placement shares held by our initial stockholders and our sponsor, respectively, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its overallotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$50.0 million of the net proceeds ($57.5 million if the underwriter’s overallotment option is exercised in full) of this offering and the private placement will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $43.875 million of the offering proceeds, (approximately $50.456 million if the underwriter’s overallotment option is exercised in full) representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$50.0 million of the net proceeds ($57.5 million if the underwriter’s overallotment option is exercised in full) of this offering and the private placement held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on funds in trust account

We will be entitled to withdraw interest income earned on the funds in the trust account for working capital purposes, the payment of franchise taxes, income taxes or dissolution expenses. Our stockholders will have no right to receive any pro-rata portion of interest income earned on the proceeds held in the trust account released to us.

Interest on funds in the escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald informs us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described under “Description of Securities — Units” and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the completion of this offering, which is anticipated to take place three business days from the date the units commence trading. If the overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the overallotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of our initial business combination or 12 months from the completion of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes and upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of not less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or requires the return of his, her or its investment. If the company has not

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes and upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Terms of Our Offering	Terms Under a Rule 419 Offering

We may not be required by law or Nasdaq to hold a stockholder vote. If we are not required by law or Nasdaq and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem his, her or its public shares irrespective of whether he, she or it votes for or against the proposed transaction for cash equal to his, her or its pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us for working capital purposes, to pay taxes or dissolution costs. The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares which may be purchased by them in this offering in connection with the consummation of a business combination.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of not less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or requires the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would be automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete a business combination within 24 months from completion of this offering (excluding any exercise of the underwriter’s overallotment option), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds

Except for interest income earned on the trust account balance, which will be released to us, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 24 months from the completion of this offering, subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 24 month period.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public stockholders (including to holders of up to 2,000,000 shares included in units which may be sold to our sponsor and its associated parties in this offering) who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. The cost for this space is included in the $5,000 per-month fee an independent third party will charge us for general and administrative services although in the future, our affiliates or affiliates of our officers, directors or sponsor, may take over the provision of these services for amounts not exceeding $5,000 a month. We believe, based on rents and fees for similar services in Delray Beach, Florida, that the fee charged by such third party are at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our affairs but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate and report on our internal control procedures for the fiscal year ending December 31, 2016 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although if our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or if the market value of our common stock that are held by non-affiliates exceeds $700 million on the last day of our second fiscal quarter, we would cease to be an “emerging growth company” as of the following fiscal year.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Title
Qi (Jacky) Zhang)	40	Chairman of the Board of Directors
Tim Richerson	54	Chief Executive Officer, Chief Financial Officer and Director
Peter Nathanial	47	President and Director
Kurt Jetta, PhD	53	Director
Dongliang Qu	34	Director

Qi (Jacky) Zhang has been Chairman of our Board of Directors since inception. Mr. Zhang has been a senior management member of Nanjing Joymain Science and Technology Development Co., Ltd. (“Nanjing Joymain”), a health care consumer product company that develops, manufactures, markets and distributes high-tech health care consumer products through its direct sales channels in China, since June 2009, including holding positions as Global Chief Executive Officer since November 2012 and Executive President and Vice Chairman since December 2012. From June 2009 to October 2012, he was the President of Nanjing Joymain China District. Mr. Zhang is also the Global Chief Executive Officer and Vice Chairman of JM Ocean Avenue International Corporation Limited (“JM Ocean Avenue”), a global direct sales company that offers consumer products in the nutritional supplement, personal care, and lifestyle categories in over 30 countries. From 2003 to 2009, Mr. Zhang was an entrepreneur and involved in a number of health care and consumer products’ development companies with distribution through direct sales channels in China. . Previously, from 1995 to 2003, Mr. Zhang held various positions and was promoted as a branch manager by the end of his tenure at Hangzhou City Commercial Bank. Mr. Zhang holds an MBA degree from the Business School of Nanjing Normal University. We believe Mr. Zhang is well qualified to serve as Chairman due to his more than 16 years of experience in business management and health care and consumer product development and marketing.

Tim Richerson has been our Chief Executive Officer, Chief Financial Officer and a director since inception. He is currently the Chief Executive Officer and director of HopRocket, a members-only online travel company. He previously was the President of Global Operations and a director at JM Ocean Avenue, serving in such capacities from August 2014 through June 2015. Mr. Richerson started his career at Beecham Products in 1984 and then spent over a decade at Playtex Products, Inc. In 1998, Mr. Richerson was Senior Vice President & General Manager of Rexall Sundown (then a Nasdaq-listed company), a manufacturer and distributor of health-related consumer products in the Vitamin, Diet and Sports Nutrition categories with multiple brands and sales channels, and then company President from 2000 to 2002. During that time, Rexall was sold to Royal Numico in 2000 for $1.8 billion. During his tenure he was also a member of the Numico North American Management Committee, which included representatives from General Nutrition Centers (GNC) and Unicity, also Royal Numico-owned companies. During that time he was on the Associate Member Advisory Board with the National Association of Chain Drug Stores. In 2003, he cofounded the Alan James Group, (a branded consumer products company), which was purchased by Interleukin Genetics (NASDAQ:ILI), a genetics-based personalized health company, in 2006, and served as Interleukin’s Chief Executive officer until 2007. Mr. Richerson has been a partner in GT Development which develops, owns and operates commercial real estate, since November 2004. Mr. Richerson also served as a consultant to Burnham Financial Group from February 2013 through August 2014. He is a graduate of the University of Missouri and is a prior member of Young Presidents Organization (YPO). We believe Mr. Richerson is well qualified to serve as director due to his more than 30 years of business experience in the areas of consumer products and marketing.

Peter Nathanial has been our President and a director since inception. Since January 2010, he has been a member of Impala Partners LLC, a boutique financial advisory, restructuring and investment firm. Prior to this, from January 2007 to December 2009, Mr. Nathanial served as the Group Chief Risk Officer at The Royal Bank of Scotland, based in Edinburgh. From 1991 to 2006 he held management positions at Citigroup in New York and internationally, including Zurich from 1993 to 1995, Moscow from 1995 to 1998, Warsaw from 1998 to 2000, and New York from 2000 to 2006. Mr. Nathanial serves on Advisory Boards and Boards of Directors and non-for profit organizations around the world including; Digital MR (UK) — member of the advisory board since January 2010; LITUS (Belgium) — member of the international advisory board, since March 2015; International Friends of Elepap — director since October 2014, and member of the International Advisory Council to the President of Cyprus, since

May 2014. He is a former Member of the President’s Council of the International Crisis Group from January 2007 to July 2009, and from July 2012 to November 2012 served as an Expert Special Advisor to the International Monetary Fund. Mr. Nathanial was educated in Australia and holds a BA from Macquarie University. We believe Mr. Nathanial is well qualified to serve as director due to his extensive experience in the banking, private equity and risk management.

Kurt Jetta, Ph.D., one of our directors as of the date of this prospectus, is currently the Chief Executive Officer and Lead Product Developer for TABS Group, Inc., a technology-enabled retail and consumer analytics firm, which he founded in 1998. In the 17 years since inception TABS Group, Inc. has gone from a one-man operation to 25 employees and 50+ retainer clients. Prior to TABS Group, from 1996 to 1998, Dr. Jetta was the CEO of Binky-Griptight, a supplier of baby accessory products in the US market. Dr. Jetta is also a Board Member for the Delray Beach Boys & Girls Club. Dr. Jetta has a B.S. in Statistics from North Carolina State University, an M.B.A. in Marketing from The Fuqua School of Business at Duke University and a doctorate in Economics from Fordham University. We believe Dr. Jetta is well qualified to serve as one of our directors due to his extensive operational experience in running TABS Group, as well as his deep educational background in marketing and economics.

Dongliang Qu, one of our directors as of the date of this prospectus, is currently a partner at Jiangsu Zhongmeng Law Firm, a position he has held since August 2009; he is also the Executive Director of Nanjing Zhongmeng Intellectual Property Agency, an affiliate of Jiangsu Zhongmeng Law Firm that provides trademark, copyright, patent related, corporate and legal services. From October 2005 to July 2009, Mr. Qu was the Director of Intellectual Property at Jiangsu Ninghai Trademark Agency. Mr. Qu specializes in intellectual property and corporate laws. Mr. Qu’s legal practice encompasses intellectual property applications, complex trademark disputes, unfair competition, and intellectual property infringement matters. He has successfully represented a number of corporations in China in defending their intellectual property rights and trademark. Mr. Qu holds a bachelor degree from Nanjing University with a major in law and a bachelor degree from Southeast University with a major in electrical engineering and automation. We believe Mr. Qu is well qualified to serve as one of our directors due to his extensive experience as a practicing attorney.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Jetta and Qu, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Zhang, Richerson and Nathanial, will expire at the second annual meeting of stockholders.

Collectively, through their positions described above, our officers and directors have extensive experience in public companies and in the consumer products industry. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Dr. Jetta and Mr. Qu are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Because we expect to list our securities on Nasdaq in connection with our initial public offering, we have one year from the date our securities are first listed on Nasdaq to have a majority of our board of directors consist of independent members.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to holders of founder shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any loans that our sponsor, management team, their affiliates or other third parties may have made to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment other than interest earned thereon); and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Prior to the appointment of our audit committee, our independent directors must approve all payments in excess of $5,000 to any initial holder, our sponsor, our directors and officers or our or their affiliates. Following the appointment of an audit committee, the audit committee will approve such payments.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities may be paid director, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee consisting solely of independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business although we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Audit Committee

Subject to phase-in rules and a limited exception, the rules of Nasdaq and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which will initially consist of Messrs. Jetta, Qu and Nathanial. Dr. Jetta and Mr. Qu meet the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Mr. Nathanial will resign from the audit committee upon the appointment of a third independent director. Because we expect to list our securities on Nasdaq in connection with our initial public offering, our audit committee must have one independent member at the time of listing, a majority of independent members within 90 days of listing, and consist of all independent members within one year of listing. Dr. Jetta will serve as Chairman of our audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•         reviewing and discussing with management and the independent auditor our annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•         discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•         discussing with management major risk assessment and risk management policies;

•         monitoring the independence of the independent auditor;

•         verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•         reviewing and approving all related-party transactions;

•         inquiring and discussing with management our compliance with applicable laws and regulations;

•         pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•         appointing or replacing the independent auditor;

•         determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•         establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•         approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Dr. Jetta satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee of the board of directors. The members of our Compensation Committee will be Messrs. Jetta and Qu. Mr. Qu will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Conduct and Ethics

Effective upon completion of this offering, we will adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Other Board Committees

Our board of directors intends to establish a nominating committee upon consummation of our initial business combination. At that time, our board of directors intends to adopt a charter for this committee. Prior to such time, our independent directors will address any nominations process, as required by Nasdaq.

Conflicts of Interest

In general, officers and directors of a Delaware corporation are required to present business opportunities to the corporation if:

•         the corporation could financially undertake the opportunity;

•         the opportunity is within the corporation’s line of business; and

•         it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides, however, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to us or any of our officers or directors or in circumstances that would conflict with any current or future fiduciary duties or contractual obligations.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present the opportunity to such entity prior to presenting the opportunity to us or, if he or she is subject to a non-compete obligation that includes business opportunities, he or she may be prohibited from referring such opportunity to us. Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that could conflict with their fiduciary obligations to us, all of which may have to (i) be presented appropriate potential target businesses by our officers or directors, and (ii) reject the opportunity to acquire such potential target business, before the opportunity may be presented to us:

Individual	Entity and Industry	Affiliation
Qi (Jacky) Zhang(1)	Nanjing Joymain Science & Technology Development Co.	Executive President and Vice Chairman
Healthcare products and marketing

	JM Ocean Avenue International Corporation Limited Consumer goods and marketing	Chief Executive Officer and Vice Chairman

Tim Richerson(2)	HopRocket	Chief Executive Officer and Director
Online travel

	GT Development	Partner
Commercial real estate

Peter Nathanial(3)	Impala Partners	Principal
Private Equity

Kurt Jetta, PhD.(4)	TABS Group, Inc.	Chief Executive Officer and Founder
Retail and consumer analytics

Dongliang Qu(5)	Jiangsu Zhongmeng Law Firm Legal services	Partner

____________

(1)      Mr. Zhang will be required to present all business opportunities which are suitable for Nanjing Joymain Science & Technology Development Co. to it prior to presenting them to us. However, he believes that as Nanjing Joymain Science & Technology Development Co. is not itself in the business of engaging in business combinations, there will be limited conflicts with us.

Mr. Zhang will be required to present all business opportunities which are suitable for JM Ocean Avenue International Corporation Limited to it prior to presenting them to us. However, he believes that as JM Ocean Avenue International Corporation Limited is not itself in the business of engaging in business combinations, there will be limited conflicts with us.

(2)      Mr. Richerson will be required to present all business opportunities which are suitable for HopRocket to it prior to presenting them to us.

Mr. Richerson will be required to present all business opportunities which are suitable for GT Development to it prior to presenting them to us. However, he believes that as GT Development is not itself in the business of engaging in business combinations, and operates in a completely separate industry than the one in which we will be searching, there will be limited conflicts with us.

(3)      Mr. Nathanial will be required to present all business opportunities which are suitable for Impala Partners to them prior to presenting them to us. However, he believes that as Impala Partners is not itself in the business of engaging in business combinations, there will be limited conflicts with us.

(4)      Dr. Jetta will be required to present all business opportunities which are suitable for TABS Group to them prior to presenting them to us. However, he believes that as TABS Group is not itself in the business of engaging in business combinations, and is in an industry different than the one in which we will be searching, there will be limited conflicts with us.

(5)      Mr. Qu will be required to present all business opportunities which are suitable for Jiangsu Zhongmeng Law Firm to them prior to presenting them to us. However, he believes that as Jiangsu Zhongmeng Law Firm is not itself in the business of engaging in business combinations, and is in an industry completely different than the one in which we will be searching, there will be limited conflicts with us.

Each of our officers and directors may become involved with subsequent blank check companies similar to our company although, pursuant to a letter agreement, they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination, failed to complete our initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or liquidated prior to the end of such 24 month period.

Potential investors should also be aware of the following other potential conflicts of interest:

•         None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•         Each of the holders of the founder shares and placement units has agreed that his, her or its founder shares and placement shares will be subject to lockup and that he, she or it will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Holders of founder shares and placement shares have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination and (ii) if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. To the extent our holders of founder shares or placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within such 24 month period, the portion of the proceeds of the sale of the placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or warrants, which will expire worthless if we do not consummate an initial business combination within 24 months of the completion of this offering (excluding any exercise of the underwriter’s overallotment option). Except as described under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”, the founder shares, placement units and their underlying securities will not be transferable, assignable or salable.

•         Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with holders of founder shares, our officers or directors or their affiliates. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with holders of founder shares, our officers or directors and their affiliates, in the pursuit of an initial business combination. The interests of our partners in any such transaction may differ materially from ours. If we seek to complete an initial business combination with such a company or we partner with such related persons in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA and reasonably acceptable to Cantor Fitzgerald, that such an initial business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will these related persons be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any loans that our sponsor, management team, their affiliates or other third parties may have made to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment other than interest earned thereon); and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, each of our initial stockholders has agreed to vote its founder shares, placement shares and any public shares held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated bylaws provide that our officers and directors will be indemnified by us to the fullest extent authorized by applicable Delaware law. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability is not permitted under the DGCL.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated bylaws. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•         each of our officers and directors that beneficially owns shares of our common stock; and

•         all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to the Offering		After the Offering(2)(3)
Name and Address of Beneficial Owners(4)	Amount and nature of beneficial ownership(1)	Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
Zhong Hui Holding Limited(5)	1,170,562	78%	4,228,374	64.4%
Qi (Jacky) Zhang(5)(6)	1,170,562	78%	4,228,374	64.4%
Tim Richerson	164,063	10.9%	164,063	2.5%
Peter Nathanial	164,063	10.9%	164,063	2.5%
Dr. Kurt Jetta	3,000	*	3,000	*
Dongliang Qu	3,000	*	3,000	*

All directors and officers as a group (5 persons)	1,504,688	100%	4,562,500	69.5%

____________

*         Less than 1 percent.

1        Includes an aggregate of 192,188 founder shares subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter.

2        Total shares outstanding after the offering includes 1,312,500 founder shares and includes the sale of 250,000 placement units subject to subscription agreements in a private placement to be completed simultaneously with this offering.

3        Assumes the underwriter’s overallotment option has not been exercised and, as a result, an aggregate of 192,188 founder shares have been forfeited by our sponsor.

4        Unless otherwise noted, the business address of each of the persons and entities listed above is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.

5        After the Offering amount includes 3,000,000 shares included in 3,000,000 units which may be purchased by our sponsor in this offering as described elsewhere in this prospectus.

6        Mr. Zhang owns 100% of our sponsor, Zhong Hui Holding Limited.

After giving effect to the issuance of founder shares and private placement of the placement units, our initial stockholders and purchasers of the placement units will own 23.8% of the outstanding common stock following the offering and 23.6% if the underwriter’s overallotment option is exercised in full (assuming that holders of founder shares and purchasers of the placement units do not purchase any public shares in the offering or the public market; or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option). In addition, our sponsor or investors introduced by our sponsor to the underwriter may purchase an additional 1,000,000 units in the public offering. Because of this ownership block, our initial stockholders and the holders of placement shares will have significant influence over the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriter does not exercise the overallotment option, up to an aggregate of 192,188 founder shares will be forfeited by our sponsor. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain the collective number of founder shares at 20.0% of the aggregate of our founder shares, our private placement shares and our public shares, in each case after giving effect to the offering and the exercise, if any, of the underwriter’s overallotment option.

Our sponsor, Zhong Hui Holding Limited, which is an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full), at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. These placement units and their component securities are substantially identical to the securities being offered in this offering. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement units or warrants, which will expire worthless if we do not complete our initial business combination with 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option). The placement units and their underlying securities are subject to the transfer restrictions described below under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”. The placement warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the placement warrants are held by holders other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The placement warrants may also be exercised by our sponsor or its permitted transferees on a cashless basis. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase).

Our sponsor and executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Placement Units (including securities contained therein)

The founder shares and placement units, and securities contained therein, are each subject to transfer restrictions pursuant to lockup provisions in letter agreements among us, the holders of founder shares and purchasers of placement units. These lockup provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, (i) for one year following our initial business combination or (ii) earlier, if the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period at least 150 days following the consummation of our initial business combination, or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of our board of directors or management team in which the company is the surviving entity and (ii) in the case of the placement units, including the component securities therein, until 30 days after the consummation of our initial business combination, except in each case (a) to our officers, our directors, the initial stockholders, (b) to an affiliate or immediate family member of any of our officers, directors and initial stockholders, (c) to any member, officer or director of our sponsor, or any immediate family member, partner, affiliate or employee of a member of our sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of our officers, our directors, the initial stockholders, members of our sponsor, (f) pursuant to a qualified domestic relations order, (g) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (h) in the event of our liquidation prior to consummation of our initial business combination, (i) by virtue of the laws of the Republic of the Seychelles, our sponsor’s memorandum and articles of association upon dissolution of our sponsor, (j) subsequent to our initial business combination, upon and in connection with a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property or (k) subsequent to our initial business combination, in the event of a consolidation merger, stock exchange or similar transaction in which the company is the surviving entity that results in a change in the majority of our board of directors or management team; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of loans made by our sponsor will have the right to require us to register under the Securities Act a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands. In addition, these holders will have “piggy-back” registration rights allowing them to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2015, our sponsor, Zhong Hui Holding Limited, which is an affiliate of our Chairman of the Board, purchased an aggregate of 1,504,688 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. In June 2015, our sponsor transferred 164,063 founder shares to each of Tim Richerson, our Chief Executive Officer, and Peter Nathanial, our President, as well as 3,000 founder shares to each of Messrs. Jetta and Qu, our independent directors. If the underwriter determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at 20% of the aggregate of the founder shares, private placement shares and public shares.

If the underwriter does not exercise all or a portion of its overallotment option, our sponsor has agreed, pursuant to a written agreement with us, to forfeit up to an aggregate of 192,188 founder shares in proportion to the portion of the underwriter’s overallotment option that was not exercised.

Our sponsor has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full), at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or warrants, which will expire worthless if we do not consummate a business combination within the allotted 24 month period. The placement warrants will be identical to the warrants sold in this offering, except that if held by our sponsor or its permitted assigns, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or warrants, which will expire worthless if we do not complete an initial business combination. Including founder shares and placement units, holders of founder shares and purchasers of placement units will own 23.8% of the outstanding common stock following this offering and 23.6% if the underwriter’s overallotment option is exercised in full (assuming that our initial stockholders and purchasers of placement units do not purchase any shares in the offering or the public market; (or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option).

The placement units will be sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our placement units and the underlying securities will become freely tradable only after they are registered.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase).

Other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any loans that our sponsor, management team, their affiliates or other third parties may have made to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment other than interest earned thereon); and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers, directors or any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Prior to the appointment of our audit committee, our independent directors must approve all payments in excess of $5,000 to any initial holder, our sponsor, our directors and officers or our or their affiliates. Following the appointment of an audit committee, the audit committee will approve such payments.

As of the date of this prospectus, our sponsor has loaned us $140,500, and one of our executive officers has loaned us $50,250, to be used for a portion of the expenses of this offering. These loans, and any subsequent loans, are and will be non-interest bearing, unsecured and due at the earlier of December 31, 2015 or the completion of this offering.

Qi (Jacky) Zhang, the Chairman of our Board of Directors has agreed that, if the trust account is liquidated without the consummation of a business combination, he will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriter of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Mr. Zhang has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Zhang to reserve for such obligations and he may not be able to satisfy those obligations. We believe the likelihood of Mr. Zhang having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In order to fund working capital requirements and finance transaction costs in connection with an intended initial business combination, our sponsor, management team, their affiliates and other third parties may (but are not obligated to) loan us additional funds to fund our working capital requirements and transaction costs. The loans will be interest free. If we consummate an initial business combination, we would repay such loaned amounts. If we do not consummate an initial business combination, we may use a portion of any working capital held outside the trust account to repay such loaned amounts; however, no proceeds from the trust account may be used for such repayment, other than interest income earned thereon. If such funds are insufficient to repay the loan amounts, the unpaid amounts would be forgiven. Any part or all of such loans may be converted into additional warrants at $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants) of the post-business combination entity at the option of our sponsor. The warrants would be identical to the placement warrants issued to our sponsor.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Upon or prior to completion of this offering, we will enter into a registration rights agreement with respect to the founder shares, placement shares, placement warrants and warrants which may be issued upon any conversion of working capital loans from our sponsor described to above, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation to be effective upon consummation of this offering, our authorized capital stock will consist of 15,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one-half of one share of common stock exercisable at $5.75 per half share, subject to adjustment as described in this prospectus. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share at a price of $11.50 per share. Warrants must be exercised for one whole share. We anticipate that the common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the overallotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriter’s overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s overallotment option.

Common Stock

As of the date of this prospectus, there were 1,504,688 founder shares outstanding. This includes an aggregate of 192,188 shares of common stock which will be forfeited by our sponsor, an affiliate of our Chairman of the Board, to the extent that the underwriter’s overallotment option is not exercised in full. Our sponsor has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full) each consisting of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $5.75 per half share, at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. Holders of founder and placement shares will hold an aggregate of 23.8% of the issued and outstanding common stock (23.6% if the underwriter’s overallotment option is exercised in full; or 69.5%, assuming (i) 3,000,000 units are purchased by our sponsor or associated parties as described elsewhere in this prospectus and (ii) the underwriter does not exercise its overallotment option). Upon completion of this offering, 6,562,500 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s overallotment option).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 15,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination.

We may not hold an annual meeting of stockholders until after we consummate our initial business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide all stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination, either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.00 per public share.

Our initial holders have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination and (ii) if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. To the extent our initial stockholders or purchasers of placement units transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. Also, our sponsor, an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the completion of this offering. If we submit our initial business combination to our public stockholders for a vote, our sponsor, the other initial holders, our officers and our directors, have agreed to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.

The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our initial stockholders, officers, directors, or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such stockholder meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering. This restriction will not apply to our sponsor or to parties associated with our sponsor purchasing units in this offering.

If we seek stockholder approval in connection with our initial business combination, our sponsor, the other initial stockholders, our officers and our directors have agreed to vote any founder shares and any placement shares held by them and any public shares held by them in favor of our initial business combination. Assuming our initial business combination is approved, to the extent provided in this prospectus, each public stockholder may elect to redeem his, her or its public shares irrespective of whether he, she or it votes for or against the proposed transaction, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us for working capital purposes, to pay taxes or dissolution costs.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The initial holders, including our sponsor, have agreed to waive their redemption rights (i) with respect to their founder shares and placement shares in connection with the consummation of a business combination and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) or if we liquidate prior to the expiration of the 24 month period. However, our sponsor and parties associated with it will be entitled to redemption rights on the same terms as other public stockholders with respect to up to 2,000,000 of 3,000,000 public shares which may be purchased by them in this offering; they will waive their redemption rights with respect to the remaining 1,000,000 public shares that may be purchased by them in this offering in connection with the consummation of a business combination.

If we liquidate, dissolve or wind up after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes).

Founder Shares and Placement Shares

The founder shares and placement shares are each identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares or placement shares have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”, and (ii) each holder of founder shares has agreed, and each purchaser of placement units will agree, to waive his, her or its redemption rights with respect to his, her or its founder shares and placement shares, (A) in connection with the consummation of a business combination, (B) if we fail to consummate our initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option) and (C) upon our liquidation prior to the expiration of the 24 month period. To the extent holders of founder shares or purchasers of placement units transfer any of these securities, such transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor and the other initial holders have agreed, and our officers and directors will each agree, to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.

With certain limited exceptions as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) (i) for one year following our initial business combination or (ii) earlier, if the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period at least 150 days following the consummation of our initial business combination, or earlier, in any case, if, following a business combination, we engage in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of our board of directors or management team in which the company is the surviving entity.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. However, if issued prior to our initial business combination, none of the shares of our preferred stock will have any right to amounts held in the trust account.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one half of one share of our common stock at an exercise price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of one year from the completion of this offering or 30 days after the consummation of our initial business combination. Only full shares of common stock may be purchased, and no fractional shares will be issued in connection with such exercise. The warrants will expire five years after the consummation of our initial business combination, at 5:00 p.m., New York time, or earlier upon our failure to consummate a business combination within 24 months of completion of the offering (excluding any exercise of the underwriter’s overallotment option) or redemption of our common stock or our liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that, as soon as practicable, but in no event later than 30business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part, or a new registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. We will use our best efforts to cause the post-effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 90th business day following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption (excluding the private placement warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to Cantor Fitzgerald and/or its designees):

•         in whole and not in part;

•         at a price of $0.01 per warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•         if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price per whole share after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

A holder of a warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised his or its warrants immediately before the event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants and Loan Warrants

Our sponsor, an affiliate of our Chairman of the Board, has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full) each consisting of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $5.75 per half share, at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. In addition, possible working capital loans by our sponsor, management team, their affiliates and other third parties may be converted into warrants of the post-business combination entity at a price of $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants). The placement and loan warrants will be identical to the warrants sold in this offering, except that, if held by our sponsor or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

The placement and loan warrants will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement and loan warrants may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. See “Management — Conflicts of Interest.”

Purchase Option

We have agreed to sell to Cantor Fitzgerald (and/or its designees), for $100, an option to purchase up to a total of 400,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,000,000) upon the closing of this offering. Since the option is not exercisable until the earliest on the closing of our initial business combination, the option will effectively represent the right to purchase up to 400,000 shares of common stock and 400,000 warrants to purchase 200,000 shares at $11.50 per full share for an aggregate maximum amount of $6,300,000. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Amendments to our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions, which cannot be amended without the approval of holders owning 90% of the issued and outstanding shares of our common stock, are as follows:

•         if we are unable to consummate our initial business combination within 24 months from the completion of this offering (excluding any exercise of the underwriter’s overallotment option), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•         after the completion of this offering and prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•         although we do not currently intend to enter into a business combination with a target business that is affiliated with holders of founder shares, our directors or officers, we are not prohibited from doing so. If we propose to do so, we, or a committee of independent directors, must obtain an opinion from an independent investment banking firm that is a member of FINRA and reasonably acceptable to Cantor Fitzgerald that such a business combination is fair to our stockholders from a financial point of view;

•         if a stockholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we must offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•         we may not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If, however, the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the in the trust account available to redeeming stockholders to less than $10.00 per public share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•         a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•         an affiliate of an interested stockholder; or

•         an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•         our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•         after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•         on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriter’s overallotment option) we will have 6,562,500 shares of common stock outstanding (including 250,000 placement shares), or 7,523,438 shares of common stock outstanding if the underwriter exercises its overallotment option in full. Of these shares, the 5,000,000 shares sold in this offering (assuming no exercise of the underwriter’s overallotment option), or 5,175,000 shares sold in this offering if the underwriter exercises its overallotment option in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 1,312,500 founder shares and 250,000 placement units (including component securities contained therein) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders and purchasers of placement units will be able to sell their founder shares, placement shares, placement warrants, and warrants that may be issued on conversion of loans by our sponsor (and shares issued upon their exercise), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•         1% of the total number of shares of common stock then outstanding, which will equal 65,625 shares immediately after this offering (or 75,234 shares if the underwriter’s overallotment option is exercised in full); or

•         the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of the founder shares, placement shares and placement warrants, and warrants that may be issued upon conversion of working capital loans (and any shares issued upon the exercise of such warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the costs and expenses of filing any such registration statements.

Listing of Securities

Our units have been approved for listing on the Nasdaq Capital Market under the symbol “WYIGU”, and we anticipate that our common stock and warrants will be listed on Nasdaq under the symbols “WYIG” and “WYIGW”, respectively. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to Cantor Fitzgerald and Cantor Fitzgerald has agreed to purchase, on a firm commitment basis, 5,000,000 units offered in this offering.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligation of the underwriter to purchase all of the 5,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsor of an aggregate of 250,000 units (or 268,750 units if the overallotment option is exercised in full) at a purchase price of $10.00 per unit in a private placement occurring simultaneously with the completion of this offering and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the 5,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have granted the underwriter a 45-day option to purchase up to 750,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriter may deliver prospectuses via e-mail both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriter and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriter may agree to allocate a number of units to selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

Our sponsor has indicated that it and parties associated with it intend to purchase up to 3,000,000 units in this offering. To the extent these units are not purchased by our sponsor or parties associated with it, the units will be offered by the underwriter to the public on the same basis as all other units. Assuming that the full 3,000,000 units are purchased, our sponsor has agreed that it will not seek redemption of 1,000,000 shares included in such units. The remaining 2,000,000 shares included in such units could be redeemed on the same terms as the public shares. It is also a condition of this offering that we introduce the underwriter to other investors willing to purchase at least 1,000,000 units in this offering (in addition to the 3,000,000 units referred to above that our sponsor and parties associated with it intend to purchase).

Pricing of Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriter may allow dealers concessions not in excess of $0.15 per unit and the dealers may re-allow a concession not in excess of $0.15 per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

Before this offering, there has been no market for our securities. The initial public offering price of the units and terms of the warrants were determined by negotiation between us and the underwriter and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the terms and prices of such securities were:

•         the information presented in this prospectus and otherwise available to the underwriter;

•         the history of and prospects of other companies whose principal business is the acquisition of other companies;

•         prior offerings of those other companies;

•         the ability of our management and their experience in identifying operating companies;

•         our prospects for acquiring an operating business at attractive values;

•         the present state of our development and our current financial condition and capital structure;

•         the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•         general conditions of the securities markets at the time of the offering; and

•         other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors were considered as a totality in our negotiation with the underwriter over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•         Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•         Over-Allotments and Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter create a short position during the offering, the underwriter may engage in covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

•         Penalty Bids. The underwriter may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriter make any representation or prediction as to the effect the transactions described above may have on the prices of our securities or if any such transactions will take place. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriter’s cessation of selling efforts and stabilization activities, provided, however, in the event the underwriter was to exercise its over-allotment option to purchase securities in excess of their actual short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$50,000,000	$57,500,000
Underwriting discount(1)	$0.25	$1,250,000	$1,437,500
Proceeds before expenses	$9.75	$48,750,000	$56,062,500

____________

(1)      Based on the underwriter’s discount equal to 2.5% of the gross proceeds from the sale of units sold to the public.

Reimbursement of Expenses

We have agreed to reimburse Cantor Fitzgerald for its legal fees and expenses incurred to clear the offering with FINRA (which shall in no event exceed $15,000). We have also agreed to reimburse Cantor Fitzgerald for its reasonable out-of-pocket expenses incurred during the registration process, including legal expenses, background searches of our officers and directors, net roadshow expenses, and lucite cube mementos, in an aggregate amount not to exceed $175,000. We provided Cantor Fitzgerald with an advance of $40,000 (toward the $175,000 maximum) for its anticipated out-of-pocket accountable expenses. Cantor Fitzgerald will return to us any portion of the advance that was not used for such expenses if this offering is not completed. If this offering is completed, Cantor Fitzgerald will reimburse us for such advance on the closing date of this offering. Additionally, pursuant to an engagement letter we entered into with the underwriter, we are obligated to reimburse Cantor Fitzgerald for its reasonable costs and expenses incurred to enforce our obligations under such engagement letter up to a maximum of $75,000.

Other Services

Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriter. If we are unable to provide this indemnification, we will contribute to payments the underwriter may be required to make with respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Purchase Option

We have agreed to sell to Cantor Fitzgerald (and/or its designees), for $100, an option to purchase up to a total of 400,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,000,000) upon the closing of this offering. Since the option is not exercisable until the earliest on the closing of our initial business combination, the option will effectively represent the right to purchase up to 400,000 shares of common stock and 400,000 warrants to purchase 200,000 shares at $11.50 per full share for an aggregate maximum amount of $6,300,000. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), the option and such units purchased pursuant to the option, as well as the common stock underlying such units, the warrants included in such units, and the shares underlying such warrants will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor will the option and such units purchased pursuant to the option, as well as the common stock underlying such units, the warrants included in such units, and the shares underlying such warrants be sold, transferred, assigned, pledged or hypothecated for

180-days following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the rights or warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

SELLING RESTRICTIONS

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriter may, subject to the applicable foreign laws, also offer the common stock to certain institutions or accredited persons in the countries listed under the heading “— Notices to Non-United Stated Investors.”

Notices to Non-United States Investors

British Virgin Islands. This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Australia. If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China. THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai. The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Pakistan. The investors/subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia. NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

Switzerland. This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of JM Global Holding Company may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of JM Global Holding Company in Switzerland.

United Kingdom. The content of this prospectus has not been issued or approved by an authorized person within the meaning of the United Kingdom Financial Services and and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Japan. The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no securities will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

European Economic Area. In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•         to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•         to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•         to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•         in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of us or the underwriter.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Graubard Miller, New York, NY.

EXPERTS

The financial statements of JM Global Holding Company as of April 24, 2015 and for the period from April 10 (date of inception) to April 24, 2015, appearing in this prospectus, have been audited by WithumSmith+Brown, PC independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

JM GLOBAL HOLDING COMPANY

JM GLOBAL HOLDING COMPANY

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
JM Global Holding Company

We have audited the accompanying balance sheet of JM Global Holding Company (the “Company”) as of April 24, 2015 and the related statements of operations, stockholder’s equity and cash flows for the period from April 10, 2015 (date of inception) to April 24, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JM Global Holding Company as of April 24, 2015, and the results of its operations and its cash flows for the period from April 10, 2015 (date of inception) to April 24, 2015, in accordance with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC
Morristown, New Jersey
July 7, 2015

JM GLOBAL HOLDING COMPANY

BALANCE SHEET

April 24, 2015

ASSETS

Cash	$25,734
Deferred offering costs	52,500
Total assets	$78,234

LIABILITIES AND STOCKHOLDER’S EQUITY

Accrued expenses	$4,000
Due to affiliates	53,250
Total liabilities	57,250

STOCKHOLDER’S EQUITY:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value, 29,000,000 shares authorized; 1,504,688 shares issued and outstanding	150
Additional paid-in capital	24,850
Accumulated deficit	(4,016)
TOTAL STOCKHOLDER’S EQUITY	20,984
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$78,234

See accompanying notes to financial statements

JM GLOBAL HOLDING COMPANY

STATEMENT OF OPERATIONS

For the period from April 10, 2015 (date of inception) to April 24, 2015

Revenue	$—
Formation, general and administrative expenses	(4,016)
Net loss attributable to common shares	(4,016)
Weighted average number of common shares outstanding	1,504,688
Basic and diluted net loss per share	$(0.00)

See accompanying notes to financial statements

JM GLOBAL HOLDING COMPANY

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from April 10, 2015 (date of inception) to April 24, 2015

	Common Stock		Additional		Total
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholder’s Equity
Sale of common stock to initial stockholder on April 22, 2015 $0.01662 per share	1,504,688	$150	$24,850	$—	$25,000

Net loss	—	—	—	(4,016)	(4,016)

Balance, April 24, 2015	1,504,688	$150	$24,850	$(4,016)	$20,984

See accompanying notes to financial statements

JM GLOBAL HOLDING COMPANY

STATEMENT OF CASH FLOWS

For the period from April 10, 2015 (date of inception) to April 24, 2015

Cash flows from operating activities:
Net loss	$(4,016)
Change in operating assets and liabilities
Increase in deferred offering costs	(52,500)
Increase in accrued expenses	4,000
Net cash used in operating activities	(52,516)
Cash flows from financing activities:
Proceeds from issuance of common shares to initial stockholders	25,000
Proceeds from due to affiliates	53,250
Net cash provided by financing activities	78,250

Increase in Cash	25,734
Cash at beginning of period	—
Cash at end of period	$25,734

See accompanying notes to financial statements

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

JM Global Holding Company (the “Company,” “we” or “us”), is a newly organized blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated any operating revenue to date. The Company’s sponsor is Zhong Hui Holding Limited, a Seychelles limited company (the “Sponsor”). The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount equal to 100% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, may not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors. Only in the event that the Company is required to seek stockholder approval in connection with our initial Business Combination, the Company will proceed with a Business Combination only if a majority of the aggregated outstanding shares that are voted are voted in favor of the Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to redeem their shares of our common stock upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding shares of common stock that were sold as part of the Units in the Proposed Offering, which we refer to as our public shares, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

We will have until 24 months from the closing of the Proposed Offering (the “Combination Period”) to consummate our initial Business Combination. If we are unable to complete our initial Business Combination within 24 months from the closing of this Proposed Offering we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the trust account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes, pro rata to our public stockholders by way of redemption of our public shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation; in the event of such distribution, it is possible that the per-share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits emerging growth companies to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements recognize April 11, 2015 as our date of inception.

Development stage company

The Company complies with the reporting requirements of Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce date maintenance and, for those entities subject to audit, audit costs by eliminating the requirements for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholders’ equity. Early application of each of the amendments is permitted for any annual reporting periods or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At April 24, 2015, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of $37,500 of legal fees and $15,000 of accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of April 24, 2014. No amounts were accrued for the payment of interest and penalties at April 24, 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Going concern

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year form the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

after December 15, 2016. And for annual and interim periods thereafter. Early adoption is permitted. The Company has adopted the methodologies prescribed by ASU 2014-15, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 5,000,000 units (or 5,750,000 units if the underwriter’s overallotment option is exercised in full) at a purchase price of $10.00 per unit (“Units”). Each Unit will consist of one share of the Company’s common stock, $0.0001 par value, and one common stock purchase warrant. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each warrant will entitle the holder to purchase one-half share of common stock at an exercise price of $5.75 ($11.50 per whole share). Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. The warrants will become exercisable on the later of (a) 30 days after the consummation of our initial Business Combination, or (b) 12 months from the closing of the Proposed Offering. The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the Trust Account. The warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days prior written notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In connection with the Proposed Offering, our sponsor has committed to purchase 250,000 placement units, (or 268,750 placement units in the event the over-allotment option is exercised in full) each consisting of one share of common stock and one warrant to purchase one-half of one share of common stock at a price of $5.75 per half share, at a price of $10.00 per unit ($2,500,000 in the aggregate, or $2,687,500 in the event the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering. In addition, possible working capital loans by our sponsor, management team, their affiliates and other third parties may be converted into warrants of the post-business combination entity at a price of $0.50 per warrant (a maximum of 1,000,000 warrants if up to $500,000 is loaned and that amount is converted into warrants). The placement and loan warrants will be identical to the warrants sold in the Proposed Offering, except that, if held by our sponsor or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. The Sponsors have agreed that the warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the initial stockholders will expire worthless.

The private placement warrants and the common shares issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the consummation of our initial Business Combination and the placement warrants will be non-redeemable so long as they are held by our Sponsor or its affiliates or designees. If the private placement warrants are held by someone other than the Sponsors, or their respective

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

3. PROPOSED OFFERING (cont.)

permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering.

In order to finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our Sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment, other than the interest income earned thereon. Up to $1,000,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The terms of such loans by our Sponsors, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

4. RELATED PARTY TRANSACTIONS

Founder shares

In April 2015, the Sponsor purchased 1,504,688 shares of the Company’s common stock (the “Founder Shares”) for $25,000, or $0.01662 per share. In June 2015, our Sponsor transferred 164,063 Founder Shares to each of Tim Richerson, our Chief Executive Officer, and Peter Nathanial, our President, as well as 3,000 Founder Shares to each of Messrs. Jetta and Qu, our independent directors. These 334,126 Founder Shares will not be subject to forfeiture in the event the underwriter’s overallotment option is not exercised in full. The Founder Shares are identical to the shares of common stock included in the Units being sold in the Proposed Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) our initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares in connection with the consummation of a Business Combination and (ii) to waive their redemption rights with respect to their founder shares if we fail to complete our Business Combination within 24 months from the closing of this offering. However, our initial stockholders will be entitled to redemption rights with respect to any public shares they hold by way of public market purchase if we fail to consummate a Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our initial stockholders have agreed to vote its founder shares and any public shares held in favor of our initial Business Combination. The initial stockholders will own founder shares equal to 20.0% of the Company’s issued and outstanding shares after the Proposed Offering and private placement regardless of the extent that the over-allotment option is exercised. If the Company increases or decreases the size of the Proposed Offering pursuant to Rule 462(b) under the Securities Act, it will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of the initial stockholders’ founder shares at 20.0% of our issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Offering and private placement.

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until one year after our initial Business Combination (the “lock up”). Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination, or if we consummate a transaction after our initial Business Combination which results in our stockholders having the right to exchange their shares for cash or property, the founder shares will be released from the lock-up.

For the period from April 10, 2015 (inception) through April 24, 2015, the Company’s sponsor advanced to us a total of $53,000 and one of our officers advanced us a total of $250, a portion of which has been used for the payment of costs associated with the Proposed Offering. Subsequent to April 24, 2015, the Company’s sponsor and one of its executive officers advanced approximately $138,000 in additional costs associated with the Proposed Offering on our behalf. These advances are non-interest bearing, unsecured and due at the earlier of December 31, 2015 or the completion of the Proposed Offering.

JM GLOBAL HOLDING COMPANY

Notes to Financial Statements

April 24, 2015

5. COMMITMENTS & CONTINGENCIES

The underwriter will be entitled to an underwriting discount of two and a half percent (2.5%) which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the overallotment option.

The Company has agreed to sell to the underwriter (and/or its designees), for $100, as additional compensation, an option to purchase up to a total of 400,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,000,000) upon the closing of this offering. Since the option is not exercisable until the earliest on the closing of our initial business combination, the option will effectively represent the right to purchase up to 400,000 shares of common stock and 400,000 warrants to purchase 200,000 shares at $11.50 per full share for an aggregate maximum amount of $6,300,000. The units issuable upon exercise of this option are identical to those offered by this prospectus. The units issuable upon exercise of this option are identical to those offered in the Proposed Offering. This option may be exercised during the five-year period from the date of the Proposed Offering commencing on the later of the consummation of an initial business transaction and the one-year anniversary of the date of the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates the fair value of this unit purchase option is approximately $2.02 per unit (for a total fair value of approximately $669,114) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 11.15%, (2) risk-free interest rate of 1.36% and (3) expected life of 5 years. Because the Company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption was calculated using the average volatility of exchange-traded funds tracking various indices, which are representative of the sectors on which the company intends to focus for the initial business transaction, including: Fidelity Select Consumer Staples Portfolio, Rydex Consumer Products Fund, Icon Consumer Staples, Putnam Global Consumer Fund, and Vanguard Consumer Staples ETF. The Company believes that the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of the units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business transaction within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

6. STOCKHOLDERS’ EQUITY

Common stock

The Company is authorized to issue 29,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common stock. At April 24, 2015, there were 1,504,688 shares of common stock issued and outstanding. The shares include an aggregate of 192,188 shares subject to forfeiture by our sponsor to the extent that the underwriter does not exercise its overallotment option so that holders of founder shares will own in the aggregate a number of founder shares equal to 20% of the aggregate of our founder shares, our private placement shares and our issued and outstanding public shares after the Proposed Offering.

Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At April 24, 2015, there were no preferred stock issued and outstanding. The rights privileges, restrictions and conditions of the preferred shares have not been determined.

$50,000,000

JM Global Holding Company

5,000,000 Units

________________

PROSPECTUS

________________

Cantor Fitzgerald & Co.

July 23, 2015

Until August 17, 2015, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.